AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                             SEPTEMBER 3, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                         WRIGHT MEDICAL TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                            DELAWARE 3842 62-1532765
   (STATE OR OTHER JURISDICTION (PRIMARY STANDARD INDUSTRIAL (I.R.S. EMPLOYER
     OF INCORPORATION OR CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)
                                  ORGANIZATION)

                                5677 AIRLINE ROAD
                           ARLINGTON, TENNESSEE 38002
                                 (901) 867-9971
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                             -----------------------
                             THOMAS M. PATTON, ESQ.
                       VICE PRESIDENT and GENERAL COUNSEL
                         WRIGHT MEDICAL TECHNOLOGY, INC.
                                5677 AIRLINE ROAD
                           ARLINGTON, TENNESSEE 38002
                                 (901) 867-9971
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                             -----------------------
                                   COPIES TO:

                             STEPHEN I. GLOVER, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                         1001 PENNSYLVANIA AVENUE, N.W.
                                    SUITE 800
                             WASHINGTON, D.C. 20004
                                 (202) 639-7000

                             -----------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.
          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is no compliance with General Instruction G, check the following box.

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

TITLE OF EACH                         PROPOSED       PROPOSED
CLASS OF                              MAXIMUM        MAXIMUM
SECURITIES TO       AMOUNT TO BE      OFFERING       AGGREGATE        AMOUNT OF
REGISTERED          REGISTERED        PRICE PER      OFFERING       REGISTRATION
                                      UNIT (1)       PRICE (1)           FEE
11 3/4% Series D    $85,000,000        $1,000       $85,000,000        $25,758
Secured Step-Up
Notes due 2000
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE
SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
SUBJECT TO COMPLETION DATED SEPTEMBER 3, 1997


PROSPECTUS
                         WRIGHT MEDICAL TECHNOLOGY, INC.

                                OFFER TO EXCHANGE
             11 3/4% Series D Senior Secured Step-Up Notes Due 2000
                         ($85,000,000 principal amount)
                           for all of its outstanding
             11 3/4% Series C Senior Secured Step-Up Notes Due 2000
                         ($85,000,000 principal amount)
                                 ---------------
     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1997, UNLESS EXTENDED (SUCH TIME AND DATE OF EXPIRATION FOR THE EXCHANGE OFFER, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE" WITH RESPECT THERETO).

                                 ---------------
Wright Medical Technology, Inc., a Delaware corporation (collectively, with its subsidiaries, the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11 3/4% Series D Senior Secured Step-Up Notes due 2000 (the "Registered Notes") for each $1,000 principal amount of its outstanding 11 3/4% Series C Senior Secured Step-Up Notes due 2000 (the "Old Notes") properly tendered for exchange and accepted (the "Exchange Offer"). The Registered Notes, which will be registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission"), and of which this Prospectus is a part (the "Registration Statement"), will be issued under an indenture between the Company and State Street Bank and Trust Company, as Trustee, dated August 7, 1997 (the "Indenture"). The Exchange Offer is being made pursuant to the terms of the registration rights agreement, dated August 7, 1997 (the "Registration Rights Agreement"), entered into between the Company and the holders of the Old Notes (the "Holders").

                                ----------------

SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND IN EVALUATING AN INVESTMENT DECISION REGARDING THE SECURITIES OFFERED HEREBY.

                                ----------------

THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

               The date of this Prospectus is September 3, 1997.

This Exchange Offer is being made pursuant to the Registration Rights Agreement. The obligation of the Company to consummate the Exchange Offer is conditional upon certain customary conditions which may be waived by the Company. See "The Exchange Offer - Conditions to the Exchange Offer."

The Registered Notes will bear interest from and including their date of issuance (the "Exchange Date"). Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued and unpaid thereon to, but not including, the date of issuance of the Registered Notes, such interest to be payable with the first interest payment on the Registered Notes, and will be deemed to have waived the right to receive interest on the Old Notes accrued on and after the date of issuance of the Registered Notes. The financial terms of the Registered Notes and the Old Notes will be identical in all other respects.

The Registered Notes will bear interest at the same rate and on the same terms as the Old Notes. This rate is 11 3/4% per annum, increasing to a rate of 12 1/4% per annum on August 7, 1998 in the event that a Sale of the Company (as defined in the Indenture) has not occurred. Interest on the Registered Notes is payable semi-annually on July 1 and January 1 (each, an "Interest Payment Date"), commencing January 1, 1998. See "Description of the Registered Notes - Principal, Maturity and Interest." The Registered Notes and the Old Notes are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in the Indenture plus accrued and unpaid interest thereon to the date of redemption. Upon a Change of Control (as hereinafter defined), the Company is required to offer to repurchase all outstanding Registered Notes and Old Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase. See "Description of the Registered Notes - Repurchase Upon Change of Control."

The Registered Notes will be secured obligations of the Company, and will rank pari passu in right of payment with all existing and future senior indebtedness, including any remaining Old Notes, and senior to all senior subordinated and subordinated indebtedness of the Company. The Registered Notes, and any remaining Old Notes, will be secured by a first priority security interest in certain of the fixed assets, intellectual property rights and other intangible assets of the Company, now in existence or hereafter acquired, other than cash, cash equivalents, accounts receivable and inventory, by a first priority pledge of all the Capital Stock (as hereinafter defined) of all current and future United States subsidiaries of the Company and by the Company's ownership of the shares of capital stock of all current and future foreign subsidiaries of the Company that issue share certificates (such security, collectively, the "Collateral"). See "Description of the Registered Notes - Security."

Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes the Registered Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Registered Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in the distribution of such Registered Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Registered Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company.

Each broker-dealer (other than an affiliate of the Company) that receives Registered Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The Company believes that, as of the date of this Prospectus, none of the registered Holders is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. Prior to this Exchange Offer, there has been no public market for the Old Notes.

Holders to whom this Exchange Offer is made have special registration rights under the Registration Rights Agreement which rights are intended for holders of unregistered securities. The registration rights of Holders who tender their Old Notes in the

Exchange Offer will terminate upon the exchange of such Old Notes for Registered Notes. Holders who do not exchange their Old Notes for Registered Notes will not have any further registration rights under the Registration Rights Agreement unless such Holder is not permitted by law or policy of the Commission to participate in the Exchange Offer or is a broker-dealer. See "The Exchange Offer
- Termination of Certain Rights."

The Company will not receive any proceeds from this offering, but, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses. No underwriter is being utilized in connection with the Exchange Offer.

The Company does not intend to list the Registered Notes on any national securities exchange. While there are plans to make a market in the Registered Notes, there can be no assurance that such a market will commence or continue or that any active market in the Registered Notes will develop or be maintained. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.


This Prospectus contains and incorporates by reference certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus regarding the Company's financial position are forward-looking statements. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning the Company's market position, future operations, margins, profitability, liquidity and capital resources. Investors in the Registered Notes offered hereby are cautioned that reliance on any forward-looking statement involves risks and uncertainties, and that although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could prove to be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors discussed below. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf are expressly qualified in their entirety by cautionary statements disclosed.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Exchange Agent. The delivery of this Prospectus does not under any circumstances imply that there has been no change in the affairs of the Company or its subsidiaries or that the information set forth herein is correct as of any date subsequent to the date hereof.

        The Registered Notes will be available in book-entry and certificated form. The Company will issue Registered Notes to a Holder in the same form as the Old Notes tendered by such Holder unless instructed otherwise in writing. Upon acceptance for exchange of a Holder's Old Notes in global form, Registered Notes will be issued in the form of one or more global notes which will be deposited with, or on behalf of, the Depository (as defined herein) and registered in the name of Cede & Co., its nominee. Beneficial interests in the global note representing the Registered Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. See "Description of the Registered Notes - Book Entry; Delivery and Form." Upon acceptance for exchange of a Holder's Old Notes in definitive form, Registered Notes will be issued in definitive form in the principal amount of such Old Notes and registered in the name of the registered Holder of such Old Notes (or in accordance with the "Special Exchange Instructions" in the Letter of Transmittal) unless the Holder expressly requests in writing that such newly issued Registered Notes be held in book-entry form at the Depository. See "Description of the Registered Notes - Certificated Securities."

                             AVAILABLE INFORMATION

         The Company has filed with the Commission the Registration Statement on Form S-4 under the Securities Act, with respect to the Registered Notes. For further information with respect to the Company and the Registered Notes, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any document filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed with, or incorporated by reference in, the Registration Statement, and each such statement is qualified in all respects by such reference.

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Such information, the Registration Statement, and exhibits thereto, and reports of the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. The reports and other information filed by the Company also can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), at 1735 K Street, N.W., Washington, D.C. 20006.

  As long as the Company is subject to such reporting and informational requirements, it will furnish all reports and other information required thereby to the Commission and, pursuant to the Indenture, will furnish copies of such reports and other information to the Trustee. If the Company is not subject to the reporting and informational requirements of the Exchange Act, the Indenture requires it to provide the Trustee and the holders of Registered Notes and any remaining Old Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents hereto filed or to be filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Form 10-K");
     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;
     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (these latter two forms, the "1997 Forms 10-Q"); and
     (d) All other reports filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after this Prospectus and prior to the termination of the offering of the securities offered hereby.

The 1996 Form 10-K and the 1997 Forms 10-Q have also been delivered to Holders with this Prospectus and are attached to the Registration Statement as Exhibits 13.1, 13.2 and 13.3. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THOMAS M. PATTON, ESQ., VICE PRESIDENT AND GENERAL COUNSEL, WRIGHT MEDICAL TECHNOLOGY, INC., 5677 AIRLINE ROAD, ARLINGTON, TENNESSEE 38002 OR BY TELEPHONE AT (901) 867- 9971. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY [DATE FIVE DAYS BEFORE EXPIRATION DATE].

                               PROSPECTUS SUMMARY

     The following is a summary only and is qualified in its entirety by, and should be read in conjunction with, the more detailed financial information and the consolidated financial statements of the Company and the related notes thereto appearing elsewhere or incorporated by reference in this Prospectus. Prospective tenderors should carefully consider the information set forth under "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors."


                                   THE COMPANY

     Wright Medical Technology, Inc. is a leading designer, manufacturer and distributor of orthopaedic implant devices and instrumentation for reconstruction and fixation. The Company manufactures reconstructive devices which replace impaired skeletal joints such as knees, hips, shoulders, and the small joints of the elbow, hands and feet with mechanical substitutes. In addition, the Company also offers correctional aids for spinal deformities, trauma-induced fractures and sports-related injuries to the knee, shoulder and extremities. The Company's strategy is to design and develop unique and innovative products to solve clinical orthopaedic problems while diversifying its product line beyond the traditional orthopaedic device market. Consistent with this strategy, the Company recently launched its first biologic product, OSTEOSET(TM) Bone Graft Substitute, a fully resorbable synthetic material used in the aid of repairing bone defects, and also received approval in certain countries for OSTEOSET-T(TM), an antibiotic laced version of the OSTEOSET(TM) product.

     The proportion of Americans over the age of 65 continues to grow. The aging of the population is significant in that approximately 70% of all joint implants are for patients over 65 years of age. Osteoarthritis (degenerative joint disease) affects over 15 million people in the United States and is the primary indication for orthopaedic implants. Management believes that as the population ages, the incidence of osteoarthritis and other ailments will increase and, as a consequence, the demand for orthopaedic implants and new solutions for medical problems requiring orthopaedic applications should rise. The incidence of rheumatoid arthritis, another major disease leading to the need for implants, that currently affects over two million people, may also increase with the aging of the population. Management believes that another factor affecting growth of implant use is the increasingly active lifestyle of many older Americans. A more active lifestyle not only accelerates the joint degeneration process, which leads to pain and decreased mobility, but also increases the expectations that people have of their bodies. As a result, the Company believes that the need for new and innovative orthopaedic solutions will continue to grow.

     Approximately 75% of the Company's revenue has been derived in the United States over the past three years. The Company's principal domestic customers are clinics and hospitals. The Company markets its products in the United States through a network of approximately 188 sales personnel, including 47 distributors and 141 commissioned sales representatives, serving every state in the country. The distributors, who are mostly independent contractors, and the sales representatives sell the Company's orthopaedic implants at commission rates that the Company believes are competitive with those paid by other orthopaedic manufacturers.

     The Company's principal foreign markets include France, Japan, Australia, Belgium and Spain. The Company currently does not conduct any business directly with foreign governments; such sales are made through the Company's established distribution network of independent contractors. Management intends to continue to expand its international distribution and marketing capabilities. The Company's international marketing and distribution is accomplished primarily through independent distributors in Japan, South and Central America, Australia, Europe and Asia and through wholly-owned subsidiaries in France and Canada.


                               RECENT DEVELOPMENTS

     The following events concerning the Company's operations have occurred since June 30, 1997. On July 11, 1997, Mr. Gregory K. Butler was promoted to the position of Vice President and Chief Financial Officer of the Company. Mr. Butler previously served as Vice President and Controller of the Company from 1988 up until his appointment as Vice President and Chief Financial Officer. At the most recent Board of Directors meeting held on August 11, 1997, the resignation of two Directors was announced, Mr. Herbert W. Korthoff (formerly Chairman) and Mr. Eric R. Hamburg. Mr. Kurt L. Kamm was elected Chairman. On August 11, 1997 the Board of Directors authorized a 1997 contribution of 360,000 shares of Class A Common Stock to the Wright Medical Technology, Inc. Employee Retirement Stock Plan. This will be a third quarter contribution resulting in expense of $1,800,000. On August 19, 1997, the Company effected a reduction in its work force of approximately 58 full-time employees and 18 temporary employees. These reductions were part of an overall plan to increase profitability and improve cash flow.

                               THE EXCHANGE OFFER


Purpose and Effect of the Exchange Offer........................................

          The Old Notes were issued by the Company on August 7, 1997 (the "Closing Date") and exchanged for the Company's 10 3/4% Series B Senior Secured Notes (the "Series B Notes") pursuant to an exchange offer and exit consent solicitation (together, the "First Exchange
          Offer") by and among the Company and the Holders, all of whom qualified as "accredited investors," as such term is defined in Regulation D under the Securities Act, except for one Holder who was a "qualified institutional buyer," as such term is defined in Rule 144A under the Securities Act. Pursuant to the First Exchange Offer, the Company and the Holders entered into the Registration Rights Agreement which grants the Holders certain registration rights. This Exchange Offer is intended to satisfy such registration rights. Any Holder who does not elect to tender in the Exchange Offer will not be entitled to any further registration rights under the Registration Rights Agreement with respect to such notes, unless such Holder is not permitted by law or policy of the SEC to participate in the Exchange Offer or is a broker-dealer, in which case the Company may be required to file a shelf registration statement with respect to such Holder's Old Notes, subject to the satisfaction of certain conditions. As of the date of this Prospectus, $85,000,000 in aggregate principal amount of the Old Notes are outstanding, which is the maximum amount authorized by the Indenture for both Old Notes and Registered Notes combined and there were approximately 10 Holders of record of Old Notes. See "The Exchange Offer - Purpose of the Exchange Offer."

The Exchange Offer..............................................................

          An exchange of $1,000 principal amount of Registered Notes for each $1,000 principal amount of outstanding Old Notes properly tendered for exchange and accepted.

Expiration Date.................................................................

          The Exchange Offer will expire at 5:00 p.m., New York City time, on _________, 1997, the initial Expiration Date, unless the Exchange Offer is extended by the Company in its sole discretion, but not beyond ______________, 1997. See "The Exchange Offer - Procedures for Tendering Old Notes" and "- Expiration Date; Extensions; Amendments."

Resale..........................................................................

          Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes the Registered Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Registered Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in the distribution of such Registered Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Registered Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company) that receives Registered Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Conditions To The Exchange Offer................................................

          The obligation of the Company to consummate the Exchange Offer is conditional upon certain customary conditions which may be waived by the Company. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. "The Exchange Offer - Conditions to the Exchange Offer."

Procedures For Tendering Old Notes..............................................

          Each Holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, in accordance with the instructions contained therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation to State Street Bank and Trust Company as Exchange Agent, at the address set forth in the Letter of Transmittal. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things: (i) any Old Notes tendered are held by such Holder free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the same are accepted by the Company; (ii) the Registered Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Registered Notes, whether or not such person is the holder; (iii) neither the holder of Old Notes nor any such other person is participating, intends to participate or has an arrangement or understanding with any person to participate, in the distribution of such Registered Notes; (iv) if the Holder is a broker-dealer, or is participating in the Exchange Offer for the purposes of distributing the Registered Notes, he, she or it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Registered Notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in no-action letters, (v) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and (vi) such person acknowledges that the Company is relying on the representations, warranties and covenants made by such person in acceptance of such Old Notes tendered. See "The Exchange Offer - Procedures for Tendering Old Notes."

Special Procedures for Beneficial Owners........................................

          Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on his or her own behalf, such owner must, prior to completing and executing the applicable Letter of Transmittal and delivering his or her Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer - Procedures for Tendering Old Notes."

Guaranteed Delivery Procedures..................................................

          Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal, or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer - Guaranteed Delivery Procedures."

Acceptance Of The Old Notes And Delivery Of The  Registered  Notes..............

          Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Old Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Registered Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer - Terms of the Exchange Offer." Any Old Notes not accepted for exchange for any reason will be returned to the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer - Acceptance of Old Notes for Exchange; Delivery of Registered Notes."

Withdrawal And Revocation Rights................................................

          Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders may not be withdrawn at any time after 5:00 p.m., New York City time, on the Expiration Date, unless the extended Exchange Offer contains new terms materially adverse to the tendering Holders. See "The Exchange Offer - Withdrawal of Tenders."

Certain Consequences To Holders Who Do Not Tender In The Exchange Offer.........

          Subsequent transfers of the Old Notes will be limited to transactions which qualify for a valid exemption from the registration requirements of the Securities Act and the Old Notes will continue to carry a restrictive legend. In addition, the trading market for unexchanged Old Notes could become more limited due to the reduction in the amount of the Old Notes outstanding after the Exchange Offer, which may adversely affect the market price of such Old Notes.

Appraisal and Dissenters' Rights................................................

          Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer.

Certain Federal Income Tax Consequences.........................................

          The exchange of Old Notes for Registered Notes pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes, and the tax characteristics of the Registered Notes (e.g., tax basis, holding period, issue price and issue date) will be the same as those of the Old Notes Exchanged therefor. See "Certain Federal Income Tax Consequences."

Exchange Agent..................................................................

          State Street Bank and Trust Company is serving as the Exchange Agent. The address and telephone number of the Exchange Agent are set forth on the back cover page of the Prospectus.

                      SUMMARY TERMS OF THE REGISTERED NOTES

     The form and financial terms of the Registered Notes will be identical in all respects to the form and financial terms of the Old Notes except that the Registered Notes, unlike the Old Notes, will have been registered under the Securities Act and, therefore, will not bear the legends restricting the transfer thereof and (ii) holders of the Registered Notes will not be entitled to certain rights that Holders of the Old Notes had under the Registration Rights Agreement prior to the Exchange Offer. Registered Notes will evidence the same indebtedness as to the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Old Notes. See "Description of the Registered Notes."

Securities Offered..............................................................

          $85 million aggregate principal amount of 11 3/4% Series D Senior Secured Step-Up Notes due 2000. The total amount of Registered Notes authorized under the Indenture is $85 million.

Maturity........................................................................

          July 1, 2000.

Interest Rate...................................................................

          11 3/4%, provided that the interest rate will increase to 12 1/4% on August 7, 1998 if a Sale (as defined in the Indenture), including a sale of all or substantially all of the assets of the Company or a transaction whereby an unrelated person acquires a direct or an indirect majority interest in the voting power of the Company by way of merger, consolidation or similar transaction, has not occurred. See "Description of the Registered Notes - Principal, Maturity and Interest."

Accrued Interest................................................................

          The Registered Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, interest accrued and unpaid thereon to, but not including, the date of issuance of the Registered Notes. Such interest will be paid with the first interest payment of the Registered Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the Registered Notes.

Interest Payment Dates..........................................................

          July 1 and January 1, commencing January 1, 1998.

Optional Redemption.............................................................

          The Registered Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in the Indenture plus accrued and unpaid interest thereon to the date of redemption. See "Description of the Registered Notes - Optional Redemption."

Change Of Control...............................................................

          Upon a Change of Control, the Company is required to offer to repurchase all outstanding Registered Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase. See "Description of the Registered Notes - Repurchase Upon Change of Control."

Ranking And Security............................................................

          The Registered Notes will be senior, secured obligations of the Company, and will rank pari passu in right of payment with all existing and future senior indebtedness, including any remaining Old Notes and borrowings under the revolving credit facility permitted under the Indenture (currently provided by Sanwa Business Credit Corporation) (the "Revolving Credit Facility), and senior to all subordinated indebtedness of the Company. The Registered Notes, and any remaining Old Notes, will share a first priority security interest in the Collateral. See "Description of the Registered Notes - Security." The Registered Notes will be structurally subordinated to all obligations of the Company's subsidiaries, including any trade payables. As of June 30, 1997, the aggregate amount of outstanding obligations of the Company to which the holders of Registered Notes would be structurally subordinated, including trade payables, was approximately $21.2 million (excludes the Old Notes payable under the Indenture of $84.8 million, accrued preferred stock dividends on the Company's Series A, Series B and Series C Preferred Stock of $20.1
          million, borrowings against the Revolving Credit Facility of $15.8 million and accrued interest under the First Indenture of $4.6 million).

Certain Covenants...............................................................

          The  Indenture   limits,   among  other  things:  (i) the issuance of
          additional debt by the Company or any of its Subsidiaries; (ii) the issuance of Disqualified Stock by the Company or any preferred stock by any of its Subsidiaries; (iii) the payment of dividends on, and redemption of, capital stock of the Company and certain other restricted payments; (iv) asset sales; (v) consolidations, mergers or transfers of all or substantially all of the Company's assets; (vi) transactions with affiliates; and (vii) liens. The Indenture also requires the Company to maintain a minimum consolidated net worth, as defined therein, of $17.5 million in 1997 and $20 million in 1998 and any fiscal year thereafter.

Registration Rights.............................................................

          The Registered Notes will be registered under the Securities Act and unlike the Old Notes, will not be subject to certain restrictions on transfer. See "Description of the Registered Notes." Pursuant to the Registration Rights Agreement, the Company is obligated to use its best efforts to have the Registration Statement of which this Prospectus forms a part declared effective within 120 days after the issue date of the Old Notes and, under certain circumstances, to file a shelf registration statement with respect to certain of the Old Notes. The Company will be obligated to pay liquidated damages to holders of the Old Notes under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "The Exchange Offer - Purpose of the Exchange Offer" and "Description of the Registered Notes - Registration Rights; Liquidated Damages."

Market..........................................................................

          There is no public market for the Registered Notes. The Company does not intend to list the Registered Notes on any securities exchange or to seek approval for quotation through any automated quotation system. The Company has been advised by the Dealer Manager of the First Exchange Offer that it intends to make a market in each issue of the Registered Notes; however, it is not obligated to do so and such market-making activities could be terminated at any time. There can be no assurance that an active trading market for the Registered Notes will develop. It is not expected that an active trading market for the Old Notes will develop while they are subject to restrictions on transfer.


                  SUMMARY COMBINED FINANCIAL AND OPERATING DATA

The following table sets forth selected consolidated financial data of the Company for the six months ended June 30, 1996 and 1997, each of the fiscal years ended December 31, 1994 through 1996 and for the six month period ended December 31, 1993 as well as selected financial data of the Company's predecessor for the year ended December 31, 1992 and the six month period ended June 30, 1993. The selected consolidated financial data for the six month period ended December 31, 1993 and for each of the years ended December 31, 1994 through 1996 have been derived from the Company's audited consolidated financial statements. The selected financial data for the six month periods ended June 30, 1997 and 1996 have been derived from unaudited condensed, consolidated financial statements and, in the opinion of the Company's management, includes all adjustments (of a normal and recurring nature) which are necessary to present fairly the data for such periods. The selected financial data for the year ended December 31, 1992 and the six months ended June 30, 1993 have been derived from unaudited condensed, consolidated financial statements related to the large joint and small joint orthopaedic implant business of Dow Corning Corporation ("Dow Corning") and its subsidiary business Dow Corning Wright, the Company's predecessor (the "Predecessor"). This data should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of the Company and the related notes thereto, included elsewhere or incorporated by reference herein. All dollar amounts shown are in thousands.


                                             PREDECESSOR                                     THE COMPANY
                                       -------------------------   -----------------------------------------------------------------
                                        Year Ended    Jan. 1 to      July 1 to            Years Ended              Six Months Ended
                                          Dec. 31,     June 30,       Dec. 31,            December 31,                 June 30,
                                            1992         1993           1993      1994       1995        1996      1996      1997
                                       -------------------------   -----------------------------------------------------------------

Operating Data:
  Net sales..........................    $ 71,598      $ 35,033      $ 43,027   $ 95,763   $ 123,196   $ 121,868  $ 62,137  $ 64,383
  Gross profit.......................      45,334        20,141        30,324     52,153      89,474      77,435    42,003    40,859
  Operating income (loss)............      10,414         1,849         1,863   (47,131)       6,303     (3,055)     2,647     (751)
  Operating income (loss) per common
  share..............................          NA            NA        (0.41)     (6.10)      (2.24)      (3.90)    (1.49)    (1.94)
  Parent Company Charges.............       2,187         1,133           --         --         --          --        --         --
  Net interest expense...............          NA            NA         4,518      9,209      11,322      11,947     5,913     6,227
  Net income (loss)..................       5,101           437       (2,572)   (49,380)     (6,492)    (14,589)   (2,998)   (7,103)
  Ratio of earnings to fixed
  charges 1..........................          NA            NA            NA         NA          NA          NA        NA        NA




(1) Earnings were inadequate to cover fixed charges alone , and fixed charges, preferred dividends and accretion of preferred stock, in aggregate, during the presented periods. Certain of the preferred dividends are, at the option of the Company, payable in kind.


                                         PREDECESSOR                                     THE COMPANY
                                    -------------------------   --------------------------------------------------------------------
                                     Year Ended    Jan. 1 to      July 1 to              Years Ended               Six Months Ended
                                       Dec. 31,     June 30,       Dec. 31,              December 31,                  June 30,
                                         1992         1993           1993       1994        1995        1996      1996       1997
                                    ------------------------   ---------------------------------------------------------------------
Balance Sheet Data:
  Total assets.................... $  71,747       $  72,691      $ 113,497   $ 154,551  $ 174,371   $ 166,326  $ 175,081  $ 163,686
  Long-term debt..................       243             108         84,605      84,983     84,462      84,668     84,634     84,707
  Mandatorily Redeemable Series B
  Preferred Stock.................        NA              NA           --        47,658     46,757      59,959     47,762     66,314
  Redeemable Convertible Series C
  Preferred Stock.................        NA              NA           --          --       20,548      24,995     22,772     27,218
  Stockholders'investment.........      --              --           11,602    (25,502)   (25,177)    (58,506)   (37,111)   (76,358)
  Parent company investment.......    64,543          68,029             NA          NA         NA          NA         NA         NA




                                 USE OF PROCEEDS

              The Company will not receive any proceeds from the issuance of the Registered Notes offered pursuant to the Exchange Offer and has agreed to pay the expenses of the Exchange Offer. In consideration for issuing the Registered Notes as contemplated in this Prospectus, the Company will receive, in exchange, Old Notes equal to the principal amount of such Registered Notes. The Old Notes surrendered in exchange for the Registered Notes will be retired and canceled. Accordingly, issuance of the Registered Notes pursuant to the Exchange Offer will not result in any increase in the outstanding debt of the Company, on a consolidated basis.


                                  RISK FACTORS


              Prospective investors should carefully consider certain factors relating to an investment in the Registered Notes. See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" beginning on page 13.

                         CAUTIONARY STATEMENT REGARDING

                           FORWARD-LOOKING STATEMENTS



              This document  contains  forecasts and projections that are or may be forward-looking statements within the meaning of Section 4 of the Securities Act and Section 21E of the Exchange Act, and are based on management's current expectations of the Company's near-term results, derived from current information available pertaining to the Company. In addition, certain documents filed with the Commission by the Company, attached hereto as exhibits, and incorporated herein by reference, are or may constitute forward-looking statements. The words "believe," "expect," "anticipate," "may," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of their dates. Such statements may include, but are not limited to, those regarding the development of the Company's businesses and products, the markets for the Company's products, anticipated capital expenditures, regulatory reform and the effects of the Exchange Offer, and other statements contained or incorporated by reference herein regarding matters that are not historical facts. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors."


                                  RISK FACTORS


              Investment in the Registered Notes involves a high degree of risk. In considering the Exchange Offer, eligible Holders should give careful consideration to the specific factors set forth below, as well as the other information set forth in this document and in the Company's 1996 Form 10-K and 1997 Forms 10-Q which are incorporated by reference herein. The considerations listed below are not intended to represent a complete list of the general or specific risks that may affect Holders who tender or fail to tender in the Exchange Offer or that relate to the Company. It should be recognized that other risks may be significant, now or in the future, and the risks set forth below may affect tendering or non-tendering Holders to a greater extent than indicated.

Certain Considerations Related to The Company's Business and Operations

       Significant Leverage

     The Company is, and will continue to be, highly leveraged. The Company's leverage poses significant risks to the holders of the Registered Notes. The Company has incurred substantial indebtedness as a result of its acquisitions and new product research and development, and upon the issuance of the Registered Notes will continue to have substantial indebtedness. At June 30, 1997, the Company had total outstanding indebtedness of $100.8 million, and total redeemable preferred stock of $93.5 million. Earnings were inadequate to cover fixed charges, preferred dividends and accretion of preferred stock by approximately $61.7 million, $26.3 million, $35.3 million and $17.8 million, for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 and for the six month period ended June 30, 1997, respectively. The Company's high level of debt will have several important effects on its future operations, including the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness; (ii) the financial covenants contained in the Revolving Credit Facility and in the Indenture will require the Company to meet certain financial tests and other restrictions which substantially limit its ability to borrow additional funds or to dispose of assets; and (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired. In addition, the Company's ability to meet its debt service obligations and to reduce its total debt will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by such economic conditions and financial, business and other factors.

       Uncertainty of Ability to Develop, Manufacture and Market New Products

     Some of the Company's products are currently under development or have not yet been approved by the FDA (or other applicable foreign regulatory bodies). The Company can give no assurance that any of these products will in fact be successfully developed, that the necessary FDA or foreign approvals will be received or that, if developed and approved, a market for these products will exist. In order for the Company to remain competitive and to retain market share, it must continually develop new products as well as improve its existing ones. Accordingly, the Company must devote substantial resources to research and development. Although the Company intends to devote such resources, there can be no assurance that the Company will be able to enhance its existing products so that such products remain competitive or avoid obsolescence, introduce or acquire new products and maintain or expand its market share, gain market acceptance of its products or be able to develop or acquire additional products. Limited market growth or failure of the Company's products to achieve market acceptance would have a material adverse effect on the business, financial condition and results of operations of the Company.

       Expense and Uncertainty of Compliance with Governmental Regulation

     The Company's products and manufacturing operations are subject to regulation by the FDA (or other applicable foreign regulatory bodies), the Occupational Safety and Health Administration ("OSHA") and the Environmental Protection Agency ("EPA") and, in some jurisdictions, by similar state and foreign governmental authorities. The process of obtaining regulatory approval for the sale and marketing of new products is time-consuming and expensive, and there can be no assurance that such approvals will be granted or that regulatory review will not involve delays adversely affecting the marketing and sale of products. In addition, regulatory approval of products can subsequently be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. The FDA (and other applicable foreign regulatory bodies) have the power to ban products manufactured or distributed by the Company as well as to request the recall, repair, or replacement of or refund for such products. Failure to obtain the necessary regulatory approvals for new products and/or revisions of existing products on a timely basis would likely have a material adverse effect on the Company.

     The Company believes that it is in substantial compliance with FDA, OSHA, EPA and related state regulatory requirements; however, there can be no assurance that the Company's belief is correct or that it will remain in such compliance in the future.

       Limitations on Third Party Reimbursement; Price Controls

     The cost of medical care is funded, in substantial part, by government insurance programs, such as Medicare and Medicaid in the United States, and private and corporate health insurance plans. The Company's success is dependent upon the ability of the Company's customers, principally hospitals and clinics, to obtain adequate reimbursement from such third-party payers for purchasing the Company's products. Third-party payers may deny reimbursement if they determine that the prescribed device has not received appropriate FDA or other governmental regulatory clearances, is not used in accordance with cost-effective treatment methods as determined by the payer, or is experimental, unnecessary or inappropriate. Third-party payers are increasingly challenging the prices charged for medical products and services. Also, the trend towards managed health care in the United States and the concurrent growth of HMOs, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care, may all result in lower prices for the Company's products. The cost containment measures that health care providers are instituting in the face of the uncertainty about health care reform could have material adverse effects on the Company's business, financial condition and results of operations.

     The advent of managed care, in particular, has resulted in greater attention to the tradeoff between patient need and product cost, so-called demand matching, where patients are evaluated as to age, need for mobility and other parameters and are then matched with an orthopaedic product that is cost effective in light of such evaluation. One result of demand matching may be a shift toward less expensive products (such as cemented implants), and any such shift in product mix could have an impact on the Company's operating results with respect to knee and, to a lesser extent, hip replacement systems. A further result of managed care and the related pressure on costs has been the advent of hospital buying groups, national purchasing contracts and various bidding procedures imposed by hospitals or buying groups. Such buying groups often enter into extensive preferred supplier arrangements with one or more manufacturers of orthopaedic or other medical products in return for price discounts. The extent to which buying groups are able to obtain compliance by their constituent organizations with such preferred supplier agreements varies considerably depending on the particular buying groups and could affect the Company's operations.

     Outside the United States, the success of the Company's products is dependent, in part, upon the availability of reimbursement and health care payment systems. These reimbursement and health care payment systems vary significantly by country, and include both government sponsored health care and private insurance plans. Several governments (most notably Germany, France and Japan) have recently attempted to dramatically reshape reimbursement policies affecting medical devices.

     The ability of physicians, hospitals and other users of medical device products to obtain appropriate reimbursement from governmental and private third-party payers for procedures in which the Company's products are used is critical to the success of all medical device manufacturers around the world, including the Company. Failure by such users of the Company's products to obtain sufficient reimbursement from third-party payers for procedures in which the Company's products are used or adverse changes in governmental and private payers' policies toward reimbursement for such procedures could have a material adverse effect on the Company's business, financial condition and results of operations.

       Adverse Effect of Proposed Health Care Reform Legislation

     Reforms to the Medicare program were recently enacted by Congress and signed into law by the President and are due to take affect in October 1997. Material reforms to the Medicare program could have an adverse impact on the Company. At present, it is uncertain how the changes to the Medicare program will effect the Company in detail. However, the budgetary resolution agreed upon by Congress and the President, and enacted by the former, calls for cutting the growth of the Medicare program by approximately $115 billion over five years. Further, the new law also expands managed care options, a change which the Congressional Budget Office estimates will lead a quarter of Medicare beneficiaries to opt for managed care over their current fee-for-service plans by the year 2002. Although the Company believes it is in a better position than many others to respond to the challenges which it will face, there can be no assurance that Medicare, Medicaid and other health care reform and cost cutting measures taken by the federal and state governments will not have a material adverse impact on the business of the Company.

       Certain Assumptions about the Market

     Management of the Company believes that certain demographic trends, including the aging of the general population and the increasingly active lifestyles of older Americans, will continue and that these trends will increase the need for new and innovative orthopaedic solutions to address joint degeneration, osteoporosis and other ailments associated with aging. Should these assumptions prove incorrect, or should non-surgical treatments for these ailments gain acceptance, or should the trends fail to stimulate demand for the Company's implant products, results could materially differ from management's projections.

       Significant Competition in the Implant Industry

     The markets for the Company's products are highly competitive. The failure of the Company to meet the prices offered by its competitors, or offer products which either contain features similar to or more desirable than those products offered by its competitors or which are perceived as reliable by consumers could have a material adverse effect on the business, financial condition and results of operations of the Company. The orthopaedic implant industry is highly competitive. Several large companies have substantially more resources than the Company. Competitive factors include service, product design, physician recognition and price. The Company believes its future operations will depend upon its ability to be responsive to the needs of its customers and its continued improvement and development of products. The Company believes the majority of the market share for the Company's products is held by Biomet, Inc., Zimmer Inc. (a subsidiary of the Bristol-Myers Squibb Company), Johnson & Johnson Professional, Inc. (a subsidiary of Johnson & Johnson), Howmedica, Inc. (a subsidiary of Pfizer, Inc.), DePuy (a subsidiary of Corange), Smith & Nephew Orthopedics, Inc. (a subsidiary of Smith & Nephew Ltd.), Osteonics, Inc. (a subsidiary of Stryker Corporation), Sofamer Danek Group, Inc. and Sulzer Orthopedics, Inc. (a subsidiary of Sulzermedica).

       International Sales and Compliance with Foreign Government Regulation

     The Company's international sales revenue represented approximately 25% of the Company's overall sales for 1996. Management intends to continue to expand its international distribution and marketing capabilities. A number of risks are inherent in international transactions. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs or difficulties in staffing and managing international operations. Additionally, the Company's international business, financial condition and results of operations may be adversely affected by fluctuations in currency exchange rates as well as increases in duty rates. Further, the Company is required to obtain various licenses and permits from foreign governments in order to market its products in foreign markets and, at times, comply with product standards that differ from those applied in the United States. For instance, the European Union annually conducts an on-site inspection of the Company's facilities in order to renew ISO 9001 certification. No assurance can be given that the Company or its distributors will be granted foreign-required licenses and permits in new markets or maintain those already obtained in current markets. Foreign government regulatory and certification authorities may delay or prevent product introductions, require additional studies or tests prior to product introduction, require product modifications or recalls, or mandate cessation of production and marketing of existing products.

       Patent Protection

     The Company considers certain of its patents to be significant to its business. There can be no assurance, however, that any patent will provide adequate protection for the technology or product its covers. In addition, the process of obtaining and protecting patents, and defending allegations of patent infringement, can be extremely costly and time-consuming.

       Existence of Significant Patent Litigation

     Substantial patent litigation among competitors occurs regularly in the medical device industry. The Company is the subject of two patent infringement suits brought by affiliates of Johnson & Johnson, Inc., one Mitek Surgical Products, Inc. and the other Joint Medical Products, Inc., alleging that the Company infringed their patents. The Company also recently received a complaint from Osteonics, Inc., a division of Stryker Corporation, alleging infringement of one of that Company's hip device patenets. While the Company and its counsel believe that it has meritorious defenses to these actions, there is no assurance that the Company will be successful, and in the event of adverse decisions, the Company could be materially adversely affected.

       Product Liability

     Although the Company currently maintains product liability insurance coverage which it believes to be adequate for the continued operation of its business, such insurance may become difficult to obtain or unobtainable in the future on terms acceptable to the Company. In addition, the amount and scope of current or future coverage may be inadequate to protect the Company in the event of successful product liability, environmental, or other actions brought against the Company. Currently, there is substantial product liability litigation involving silicone gel when used in breast implants. The Company does not manufacture or sell silicone gel products and the Company is not a party to any such litigation; however, there can be no assurance that litigation will not occur in the future involving the Company's silicone elastomer products. Most of the Company products used to replace the small joints of the hands and the feet and one of the Company's knee implants utilizes solid silicone elastomers. Due to the solid form characteristics of these implants and their placement in the body, as well as their successful use in patients for many years, management believes that these products should not be subject to the litigation affecting silicone gel, although there is no assurance that management is correct.

     In addition, Dow Corning agreed to indemnify the Company against all liability for all large joint products manufactured before, and all small joint products sold before, June 30, 1993, when the Company acquired substantially all the assets of the large joint orthopaedic implant business of Dow Corning. Dow Corning has since filed for bankruptcy, notified the Company that it cannot defend the Company in such matters until it receives direction from the Bankruptcy Court and filed a plan which did not indicate whether Dow Corning would affirm or reject the indemnification agreements. Accordingly, there CONFIDENTIAL can be no assurance that Dow Corning will indemnify the Company on any claims in the future. Although the Company does not maintain insurance for claims arising on products sold by Dow Corning, management does not believe the outcome of any of these matters will have a material adverse effect on the Company's financial position or results of operations.

       Control by Certain Stockholders

     As of June 30, 1997, Kidd Kamm Equity Partners, L.P. ("KKEP") beneficially owned approximately 58.2% of the outstanding Common Stock of the Company, and approximately 64.6% of the outstanding Series A Preferred Stock of the Company. Pursuant to the Stockholders' Agreement among the Company, KKEP and the principal stockholders of the Company, dated June 30, 1993 (the "Principal Stockholders' Agreement"), at any time, KKEP has the ability to approve certain fundamental corporate transactions, including the sale of the Company.

     Herbert W. Korthoff, the Company's former Chairman and Chief Executive Officer, beneficially owned, as of June 30, 1997 (including shares owned by his wife, with respect to which he disclaims beneficial ownership) approximately 19.5% of the outstanding Common Stock (assuming the exercise of the Warrants, but excluding presently outstanding stock options which are not currently exercisable) and approximately 21.7% of the outstanding Series A Preferred Stock of the Company. Pursuant to the Principal Stockholders' Agreement, KKEP and Mr. Korthoff together have the ability to approve certain fundamental corporate transactions, including the sale of the Company.

     In addition, KKEP and Mr. Korthoff each have the right to nominate three of the seven members of the Company's Board of Directors pursuant to a letter agreement between KKEP and Mr. Korthoff.

       Limited Operating History; History of Losses

     Since its inception in July 1993, the Company's strategy has been to attain growth aggressively through new product development and acquisition of new technologies through license agreements, joint ventures and purchases of other companies in the orthopaedic field. The Company's prospects must be considered in light of the numerous risks, especially problems and difficulties frequently encountered in connection with the acquisition of businesses, senior management integration, government regulation and the competitive environment in which the Company operates. From its commencement of operations through fiscal 1996, the Company has incurred operating losses each fiscal year. At June 30, 1997, the Company had a retained deficit of $129.7 million. In addition, the Company expects to incur continued product development expenditures for the foreseeable future. There can be no assurance that the Company will generate profits or that the Company's existing capital resources and any funds provided by future operations will be sufficient to fund the Company's needs. Various factors, including delays in new product development and introductions, new product introductions by competitors, price competition, delays in regulatory approvals, delays in the expansion and addition of sales and distribution channels, as well as the Company's ability to accurately forecast and manage its working capital requirements could adversely affect the Company's operations and profitability.

       Raw Materials

     The Company has not experienced a shortage of raw materials and does not anticipate a shortage in the future. In light of certain business' increasing reluctance to offer raw materials intended for medical devices because of product liability concerns, there can be no assurance of continued supply or that finding an alternative source would not cause a delay in the Company's manufacturing process.

Certain Considerations Related to the Registered Notes or the Exchange Offer

       Less Than Full Security for the Registered Notes

     After the Exchange Offer, the Registered Notes and any remaining Old Notes will share a first priority security interest in the Collateral. In the event of a default on the Registered Notes, or the Old Notes, it is possible that the proceeds from the sale of the Collateral securing such notes would not be sufficient to satisfy the Company's obligations under such notes in full. The amount to be received upon such a sale would be dependent upon numerous factors including the condition, age and useful life of the Collateral at the time of such sale, the timing and the manner of the sale, as well as possible technological obsolescence of certain types of equipment constituting the Collateral at the time of sale. In addition, except upon and during the continuance of a Default or Event of Default, as defined in, and under the Indenture, the Trustee is required to release its lien(s) on any property or assets proposed to be sold by the Company, further reducing the sufficiency of the Collateral securing the Registered Notes. See "Description of the Registered Notes - Security."

       Absence of Public Market and Possible Price Volatility

     Depending on the amount of Registered Notes outstanding after the Exchange Offer, the trading market for the Registered Notes may be more limited than the trading market for the Old Notes prior to the Exchange Offer, which might adversely affect the liquidity and market price of such Registered Notes. The Company does not plan to list the Registered Notes on any national securities exchange or interdealer quotation system sponsored by a national securities association. Although the Old Notes are not so listed, there is currently a limited trading market for the Old Notes. The Registered Notes are new securities for which there is currently no market; however, they, unlike the Old Notes, will be registered pursuant to the Securities Act. There can be no assurance that an active trading market for the Registered Notes will develop or, if such market develops, as to the liquidity or sustainability of any such market. The market price of the Registered Notes could be subject to significant fluctuations in response to various factors such as quarterly or cyclical variations in the Company's financial results, future announcements concerning the Company or its competitors, and government regulation and developments affecting the orthopaedic implant industry generally. In addition, the capital markets in recent years have experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. Such fluctuations may adversely affect the market price of the Registered Notes. See "Description of the Registered Notes.

       Repurchase of Registered Notes Upon Change of Control

     Upon a Change of Control, the Company is required to offer to repurchase all outstanding Registered Notes and any remaining Old Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase. The source of funds for any such repurchase will be the Company's available cash or cash generated from operating or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases. See "Description of the Registered Notes - Repurchase Upon Change of Control."

       Failure to Properly Tender Old Notes

     The Registered Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, Holders of Old Notes desiring to tender such Old Notes in exchange for Registered Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of any defects or irregularities with respect to tenders of Old Notes for exchange. See "The Exchange Offer - Procedures for Tendering Old Notes."

Certain Considerations Related to Holders Who Do Not Tender in the Exchange
  Offer

       Liquidity of the Market for Old Notes

     The untendered Old Notes will not be registered under the Securities Act. As a consequence, the Company will prohibit any transfer of such securities, and has placed a stop transfer order with the Transfer Agent to prohibit any transfer of such securities unless the transaction qualifies for a valid exemption from the registration requirements of the Securities Act. The liquidity of the market for the Old Notes will be adversely affected upon consummation of the Exchange Offer, which will make the market for untendered Old Notes even more limited. See "The Exchange Offer - Certain Consequences to Holders Not Tendering in the Exchange Offer."

                               THE EXCHANGE OFFER


Purpose of the Exchange Offer

     The Old Notes were issued pursuant to the First Exchange Offer by the Company on August 7, 1997 to holders of the Company's Series B Notes who qualified as "accredited investors" as such term is defined in Regulation D under the Securities Act as well as one "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act pursuant to an Offering Circular, dated July 9, 1997 (the "Offering Circular"). As described in the Offering Circular, the Company and the Holders entered into the Registration Rights Agreement as of August 7, 1997. Pursuant to the Registration Rights Agreement, the Company agreed to (i) file with the Commission the Registration Statement under the Securities Act with respect to the Registered Notes on or prior to 30 days after the Closing Date, (ii) use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act on or prior to 90 days after the Closing Date, (iii) use its reasonable best efforts to keep the Registration Statement effective until consummation of the Exchange Offer pursuant to its terms, and (iv) use its reasonable best efforts to consummate the Exchange Offer not later than 120 days following the Closing Date unless the Exchange Offer would not be permitted by a policy of the SEC. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy the Company's obligations under the Registration Rights Agreement. However, if any Holder of Transfer Restricted Securities (as defined below) shall notify the Company that it is either not permitted by law or any policy of the Commission to participate in the Exchange Offer or is a broker-dealer as defined under the Exchange Act, the Company is required to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged for a Registered Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     Upon the consummation of the Exchange Offer, Holders of Old Notes who exchange such Old Notes for Registered Notes will not have any further registration rights. Any Holder of Old Notes who does not exchange such Old Notes for Registered Notes will not have any further registration rights unless such holder is not permitted by law or any policy of the Commission to participate in the Exchange Offer. The Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected. In the event that the Company fails to comply with the registration requirements set forth in the Registration Rights Agreement, the Company will be required to pay certain liquidated damages to Holders of the Old Notes. See "Termination of Certain Rights" and "Description of the Registered Notes - Registration Rights; Liquidated Damages."

Resales of the Registered Notes

     With respect to resales of Registered Notes, based on an interpretation by the staff of the Commission set forth in no- action letters issued to third parties, the Company believes that a Holder (other than (i) a broker-dealer who purchases such Registered Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Old Notes for Registered Notes in the ordinary course of business and who is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in the distribution of the Registered Notes, will be allowed to resell the Registered Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Registered Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any Holder acquires Registered Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Registered Notes, such Holder cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each Holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Registered Notes are to be acquired by the Holder and each beneficial owner in the ordinary course of business, (ii) the Holder and each beneficial owner are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the Registered Notes, (iii) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (iii) that if any person is participating in the Exchange Offer for the purpose of distributing the Registered Notes or is a broker-dealer acquiring the Registered Notes for its own account, or is an "affiliate" of the Company, he, she or it cannot rely on the above no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Registered Notes. See "Representations, Warranties and Covenants of Holders."

Terms of the Exchange Offer

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of Registered Notes for each $1,000 in principal amount of its outstanding Old Notes, validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Registered Notes will be issued only in integral multiples of $1,000 to each tendering Holder whose Old Notes are accepted in the Exchange Offer. The Company will accept any Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Old Notes that are not accepted for exchange will be returned as promptly as practicable after the Expiration Date. Holders may tender all or a portion of their Old Notes pursuant to the Exchange Offer.

     Accrued and unpaid interest on the Old Notes accepted for exchange for the period to, but not including, the Exchange Date will be paid to the holders of Registered Notes on the first Interest Payment Date (as defined in "Description of the Notes -- Principal, Maturity and Interest"). Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued on and after the Exchange Date.

     There will be no fixed record date for determining the registered holders who are eligible to participate in this Exchange Offer and to whom this Prospectus and the Letter of Transmittal will be mailed initially. As of the date of this Prospectus, $85 million aggregate principal amount of the Old Notes were outstanding and there were approximately 10 Holders of record. Only a Holder of Old Notes (or such holder's legal representative or attorney-in-fact) as reflected in the records of the Trustee may participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, none of such Holders is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. If any tendered Old Notes are not accepted for exchange because of an invalid tender, or the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Tendering Holders will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the Exchange Offer. The Company will pay all charges and expenses, other than certain taxes which may be levied in the event of any transfer of ownership, in connection with the Exchange Offer. See "- Fees and Expenses" below.

Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ____________, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended, but not beyond ____________________, 1997.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and give notice thereof to the Trustee, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company expressly reserves the rights in its sole discretion, subject to applicable law, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, and if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied or waived, (iii) to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (iv) to waive any condition to the Exchange Offer. In addition, the Company reserves the right, in its sole discretion, to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Trustee and notification of the Exchange Agent and Dealer Manager thereof. In the case of any extension, notification will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer in a manner reasonably calculated to inform the Holders. Without limiting the manner in which the Company may choose to make any public notification or announcement, the Company shall have no obligations to publish, advertise or otherwise communicate any such notification or announcement other than as required by law. In the event of any extension of the Exchange Offer, all Old Notes tendered pursuant to the Exchange Offer and not subsequently withdrawn, will remain subject to, and Holders will continue to have withdrawal rights until the expiration of, the Exchange Offer.

     If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of an Prospectus supplement that will be distributed to the registered Holders of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     If, prior to the Expiration Date, the Exchange Offer is amended in a manner determined by the Company to constitute a change that would be materially adverse to the Holders, the Exchange Offer will remain open at least ten business days from the date that the Company first gives notice of such amendment. The Company does not presently intend to amend the Exchange Offer.

     Without limiting the manner in which the Company may choose to inform the Holders of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such action, other than to timely notify the Holders in a manner consistent with the applicable requirements of the Securities Act.
Interest on the Old Notes

     Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the Exchange Date. Holders of Old Notes that are accepted for exchange will receive, in cash, interest accrued and unpaid thereon to, but not including, the date of issuance of the Registered Notes. Such interest will be paid with the first interest payment of the Registered Notes. See "Description of the Registered Notes - Principal, Maturity and Interest."

Procedures for Tendering Old Notes

     IN ORDER FOR A  TENDERING  HOLDER TO BE  ASSURED  OF  PARTICIPATING  IN THE
EXCHANGE  OFFER,  SUCH  HOLDER  MUST  TENDER  OLD NOTES IN  ACCORDANCE  WITH THE
PROCEDURES SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. THE LETTER OF TRANSMITTAL AND OLD NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO THE COMPANY OR THE TRUSTEE UNDER THE INDENTURE.

     The tender by a Holder as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, and all other required documentation, or facsimiles thereof, to the Exchange Agent at the address set forth on the back cover page of this Prospectus on or prior to 5:00 p.m., New York City time, on the Expiration Date.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE TENDERING HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any tender by a Holder that is not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or
(ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must either (i) be endorsed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution along with the other documents required upon transfer by the Letter of Transmittal. The term "Holders" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the registrar for the Old Notes (currently, the Trustee).

     Tenders may be made only in principal amounts of $1,000 and integral multiples thereof. Subject to the foregoing, Holders may tender less than the aggregate principal amounts represented by the Old Notes deposited with the Exchange Agent provided they appropriately indicate this fact in the Letter of Transmittal accompanying the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole, reasonable discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to reject any particular Old Notes whose acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     The Exchange Agent and the Depository (as defined below) have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program to tender Old Notes.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such Holder promptly and instruct such Holder to tender on such beneficial owner's behalf.

Effect of Tender

     Tenders of Old Notes pursuant to the Exchange Offer described herein and in the Letter of Transmittal will constitute a binding agreement between the tendering Holder of the Old Notes and Company upon the terms and subject to the conditions of the Exchange Offer. The acceptance of an Exchange Offer by a tendering Holder will constitute the agreement by such Holder to deliver good and marketable title to the tendered Old Notes free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture, in connection with the Exchange Offer.

Representations, Warranties and Covenants of Holders

     Each person tendering Old Notes in exchange for Registered Notes in the Exchange Offer will represent, warrant and covenant to the Company that, among other things: (i) any Old Notes tendered are held by such Holder free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the same are accepted by the Company; (ii) the Registered Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Registered Notes, whether or not such person is the holder; (iii) neither the holder of Old Notes nor any such other person is participating, intends to participate or has an arrangement or understanding with any person to participate, in the distribution of such Registered Notes; (iv) if the Holder is a broker-dealer, or is participating in the Exchange Offer for the purposes of distributing the Registered Notes, he, she or it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Registered Notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in no-action letters, (v) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act ; and
(vi) such person acknowledges that the Company is relying on the representations, warranties and covenants made by such person in acceptance of such Old Notes tendered. The person tendering Old Notes must also make similar representations regarding any beneficial owner of the Old Notes being tendered. As set forth in the Letter of Transmittal, certain additional customary representations, covenants and warranties also will be required of tendering Holders of Old Notes.

     While the Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     Any Holder whose Old Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the Trustee. Holders may contact the Exchange Agent for assistance with such matters.

Acceptance of Old Notes for Exchange; Delivery of Registered Notes

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Registered Notes promptly after acceptance of the Old Notes. See "- Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to all Holders of properly tendered Old Notes. The Exchange Agent will act as agent for tendering Holders of Old Notes for the purposes of receiving the Registered Notes from the Company.

     In all cases, issuances of Registered Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer.

Book-Entry Delivery Procedures

     The Exchange Agent will establish promptly an account with respect to the Old Notes at the Depository Trust Company (the "Depository" or "DTC") for purposes of the Exchange Offer. Any financial institution that is a participant in the Depository may make a book-entry delivery of Old Notes by causing the Depository to transfer Old Notes to the Exchange Agent's account. However, although delivery of Old Notes may be effected through book-entry transfer at the Depository, a properly completed and executed Letter of Transmittal, and any other documents required by the Letter of Transmittal, must, in any case, be transmitted to, and received by, the Exchange Agent at its address set forth below prior to the Expiration Date. Old Notes will not be deemed surrendered until the Letter of Transmittal is received by the Exchange Agent. DELIVERY OF A LETTER OF TRANSMITTAL TO THE DEPOSITORY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a)  The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal, together with the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly executed Letter of Transmittal (or a facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may not be withdrawn at any time after 5:00 p.m., New York City time, on the Expiration Date, unless the applicable Exchange Offer is extended with changes in the terms of such Exchange Offer that are materially adverse to the tendering Holder, in which case tenders of Old Notes may be withdrawn.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees, and (iv) if such Old Notes are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes). If a beneficial owner of Old Notes tendered through a custodian wishes to withdraw the Old Notes tendered, such beneficial owner must contact the custodian and direct the custodian to withdraw such Old Notes in accordance with the procedures set forth herein. In order to withdraw such Old Notes the custodian must provide a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, prior to the Expiration Time, which notice must contain: (i) the name of the person who tendered the Old Notes, (ii) a description of the Old Notes to be withdrawn (including the certificate number or numbers and (ii) if such Old Notes are owned by a new beneficial owner, evidence satisfactory to the company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes. If the Old Notes were tendered by book-entry transfer, the custodian also must debit the Exchange Agent's account at the Depository through which the tender was made of all Old Notes to be withdrawn

     A  PURPORTED   NOTICE  OF  WITHDRAWAL  WHICH  LACKS  ANY  OF  THE  REQUIRED
INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. TENDERS OF OLD SECURITIES MAY NOT BE WITHDRAWN AFTER THE EXPIRATION DATE.

     Holders who have tendered in the Exchange Offer will continue to have withdrawal rights following any extension of such Exchange Offer. Any permitted withdrawal of tenders of Old Notes may not be rescinded, and any Old Notes so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the holder thereof will be deemed to have rejected the Exchange Offer with respect to the withdrawn Old Notes. However, withdrawn Old Notes may be re-tendered prior to the Expiration Date, as extended, by following the procedures for tendering.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Registered Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered.
Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "The Exchange Offer - Procedures for Tendering Old Notes" at any time prior to the Expiration Date.

Conditions to the Exchange Offer

              Notwithstanding any other provisions of the Exchange Offer or any extension of such Exchange Offer, the Company will not be required to issue Registered Notes, and may terminate such Exchange Offer by oral or written notice to the Exchange Agent and the Holders of the Old Notes, or, at its option, modify or otherwise amend such Exchange Offer, if any of the following conditions has not been satisfied, prior to or concurrently with the consummation of such Exchange Offer:

     (a) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer, or the exchange of Old Notes pursuant to the Exchange Offer (the "Exchange"), by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offer or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offer or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company, taken as a whole, or materially impair the contemplated benefits of the Exchange Offer to the Company or might be material to Holders of Old Notes in deciding whether to accept such Exchange Offer;

     (b) there shall not have occurred or be likely to occur (i) any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or the Exchange, or any event that will or is reasonably likely to materially alter the contemplated benefits of the Exchange Offer to the Company or might be material to Holders of Old Notes in deciding whether to accept such Exchange Offer or (ii) a Change of Control (as defined in the Indenture) of the Company;

     (c) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any material adverse change in the price of the Old Notes, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

     (d) the Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation the Exchange Offer, or the Exchange, nor shall any such person or groups of persons have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the Exchange Offer or the Exchange;

     (e) any other person or persons whose consent is or may be required in order to consummate the Exchange Offer including without limitation, the holders of the Company's Series B and Series C Preferred Stock and Sanwa under the Revolving Credit Facility, shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, any of the Exchange Offer, or the Exchange, nor shall any such person or groups of persons have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the Exchange Offer, or the Exchange;

     (f) any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended. The Company will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment; and

     (g) there shall occur a change in the current interpretations by the staff of the Commission which, in the Company's reasonable judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

     If any of the foregoing conditions are not satisfied, the Company may (i) terminate the Exchange Offer and return such Old Notes to the Holders who tendered them; (ii) extend such Exchange Offer and retain all tendered Old Notes which have not been withdrawn prior thereto until the Expiration Date of such Exchange Offer. (See "- Withdrawal of Tenders" and "Expiration Date; Extensions; Amendments"); or (iii) waive the unsatisfied conditions with respect to the Exchange Offer and accept all Old Notes tendered and not previously withdrawn.

     The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

Termination of Certain Rights

     Holders of the Old Notes to whom this Exchange Offer is made have special registration rights under the Registration Rights Agreement. The Registration Rights Agreement provides that certain rights under such agreement shall terminate upon the occurrence of (i) the filing with the Commission of the Registration Statement, (ii) the effectiveness under the Securities Act of the Registration Statement or the Shelf Registration Statement (as hereinafter defined), (iii) the consummation of the Exchange Offer, (iv) the maintenance of the Registration Statement continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws (provided that in no event shall such Exchange Offer remain open and the registration statement relating thereto remain continuously effective, in each case, for less than 30 calendar days) and (v) the delivery by the Company to the Registrar (currently the Trustee) under the Indenture of Registered Notes in the same aggregate principal amount of Old Notes tendered by Holders thereof pursuant to the Exchange Offer. Upon the consummation of the Exchange Offer, any Holder of Old Notes who exchanges such Old Notes for Registered Notes and any Holder of Old Notes who does not exchange such Old Notes for Registered Notes will not have any further rights under the Registration Rights Agreement (including registration rights), unless such non-exchanging Holder is either not permitted by law or any policy of the Commission to participate in the Exchange Offer or is a broker-dealer.

Liquidated Damages

     In the event of a failure to have the registration statement for the Exchange Offer declared effective by no later than November 5, 1997, or upon the occurrence of any other Registration Default under and as defined in the Registration Rights Agreement (see "Description of the Registered Notes - Registration Rights; Liquidated Damages"), the Company is required to pay liquidated damages to each Holder during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to .50% per annum on the principal amount of Old Notes held by such holder, increasing by an additional .50% per annum at the beginning of each subsequent 90-day period up to a maximum of 2.0% per annum; provided that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. The filing and effectiveness of the Registration Statement of which this Prospectus is a part and the consummation of the Exchange Offer will eliminate all rights of the Holders eligible to participate in the Exchange Offer to receive damages that would have been payable if such actions had not occurred. See "Description of the Registered Notes - Registration Rights; Liquidated Damages."

Exchange Agent

     The State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent at the address which follows:

By Registered or Certified Mail:

The State Street Bank and Trust Company
Two International Place, 4th Floor      By Facsimile:
Boston, MA  02110                       617-664-5371
Attention:  Jacqueline Rivera           Confirm by Telephone:  Jacqueline Rivera
Corporate Trust Department              617-664-5419

(Wright Medical Technology, Inc.        (Originals of all documents
Exchange)                               submitted by facsimile should
                                        be sent promptly by hand,
                                        overnight courier or registered
                                        or certified mail.)


Fees and Expenses

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company retained Jefferies & Company, Inc. as the Dealer Manager in connection with the First Exchange Offer. The Company will not make any payments to brokers, dealers or others soliciting acceptance of either the First Exchange Offer or the Exchange Offer other than the Dealer Manager. The Company also will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the Exchange Offer and the First Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $2.8 million. Such expenses include fees and expenses of the Dealer Manager, Exchange Agent and the Trustee, accounting, legal fees, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Certain Consequences to Holders Not Tendering in the Exchange Offer

     The Registered Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal, and all other required documentation. Participation in the Exchange Offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to any existing restrictions upon transfer thereof. The Company will restrict trading in the securities held by any non-tendering Holder. The Company has, pursuant to the terms of the Indenture, placed a stop transfer order with the Trustee prohibiting any transfer of such securities unless the transaction qualifies for an exemption from the registration requirements of the Securities Act. The restrictive legends printed on any certificates representing such securities will remain after consummation of the Exchange Offer.

     To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected due to the limited amount that remain outstanding following the Exchange Offer.

Accounting Treatment

     The Registered Notes would be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The costs of the Exchange Offer and the expenses related to the issuance of the Old Notes and the Registered Notes will be expensed as debt modification costs.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the issuance of the Registered Notes offered hereby. In consideration for issuing the Registered Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount or principal amount at maturity, as the case may be, the terms and forms of which are identical in all material respects to the Registered Notes. The Old Notes surrendered in exchange for Registered Notes will not result in any increase in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents, total debt and total capitalization of the Company as of June 30, 1997. The table should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto, and other information included elsewhere in the Prospectus. All dollar amounts shown are in thousands.


                                                       As of
                                                      June 30,
                                                        1997

Cash and cash equivalents.........................   $  1,234


Total debt (including current maturities and
 excluding notes and trade payables):
    Sanwa Line of Credit..........................   $ 15,775
    Series B Senior Secured Notes(1)..............     84,777
    Capitalized lease obligations.................        283
                                                     --------
        Total debt................................    100,835

    Mandatorily Redeemable
     Series B Preferred Stock.....................     66,314

Redeemable Convertible
 Series C Preferred Stock.........................     27,218

Stockholders' investment..........................   (76,358)
                                                     --------
        Total capitalization......................   $118,009



---------------------
(1)    Amount shown is net of original unamortized issue discount of $223.



                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company for each of the fiscal years ended December 31, 1994 through 1996 and for the six month period ended December 31, 1993 as well as selected financial data of the Company's predecessor, for the year ended December 31, 1992 and the six month period ended June 30, 1993. The selected consolidated financial data for each of the years ended December 31, 1994 through 1996 have been derived from the Company's audited consolidated financial statements. The selected financial data for the six month periods ended June 30, 1997 and 1996 have been derived from unaudited condensed, consolidated financial statements and, in the opinion of the Company's management, includes all adjustments (of a normal and recurring nature) which are necessary to present fairly the data for such periods. The selected financial data for the year ended December 31, 1992 and the six months ended June 30, 1993 have been derived from unaudited financial statements related to the large joint and small joint orthopaedic implant business of Dow Corning and its subsidiary business Dow Corning Wright, the Company's Predecessor. This data should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of the Company and the related notes thereto, included elsewhere or incorporated by reference herein. All dollar amounts shown are in thousands.


                                             PREDECESSOR                                     THE COMPANY
                                       -------------------------   -----------------------------------------------------------------
                                        Year Ended    Jan. 1 to      July 1 to            Years Ended              Six Months Ended
                                          Dec. 31,     June 30,       Dec. 31,            December 31,                 June 30,
                                            1992         1993           1993      1994       1995        1996      1996      1997
                                       -------------------------   -----------------------------------------------------------------

Operating Data:
  Net sales..........................    $ 71,598      $ 35,033      $ 43,027   $ 95,763   $ 123,196   $ 121,868  $ 62,137  $ 64,383
  Gross profit.......................      45,334        20,141        30,324     52,153      89,474      77,435    42,003    40,859
  Operating income (loss)............      10,414         1,849         1,863   (47,131)       6,303     (3,055)     2,647     (751)
  Operating income (loss) per common
  share..............................          NA            NA        (0.41)     (6.10)      (2.24)      (3.90)    (1.49)    (1.94)
  Parent Company Charges.............       2,187         1,133           --         --         --          --        --         --
  Net interest expense...............          NA            NA         4,518      9,209      11,322      11,947     5,913     6,227
  Net income (loss)..................       5,101           437       (2,572)   (49,380)     (6,492)    (14,589)   (2,998)   (7,103)
  Ratio of earnings to fixed
  charges 1..........................          NA            NA            NA         NA          NA          NA        NA        NA




(1) Earnings were inadequate to cover fixed charges alone , and fixed charges, preferred dividends and accretion of preferred stock, in aggregate, during the presented periods. Certain of the preferred dividends are, at the option of the Company, payable in kind.


                                         PREDECESSOR                                     THE COMPANY
                                    -------------------------   --------------------------------------------------------------------
                                     Year Ended    Jan. 1 to      July 1 to              Years Ended               Six Months Ended
                                       Dec. 31,     June 30,       Dec. 31,              December 31,                  June 30,
                                         1992         1993           1993       1994        1995        1996      1996       1997
                                    ------------------------   ---------------------------------------------------------------------
Balance Sheet Data:
  Total assets.................... $  71,747       $  72,691      $ 113,497   $ 154,551  $ 174,371   $ 166,326  $ 175,081  $ 163,686
  Long-term debt..................       243             108         84,605      84,983     84,462      84,668     84,634     84,707
  Mandatorily Redeemable Series B
  Preferred Stock.................        NA              NA           --        47,658     46,757      59,959     47,762     66,314
  Redeemable Convertible Series C
  Preferred Stock.................        NA              NA           --          --       20,548      24,995     22,772     27,218
  Stockholders'investment.........      --              --           11,602    (25,502)   (25,177)    (58,506)   (37,111)   (76,358)
  Parent company investment.......    64,543          68,029             NA          NA         NA          NA         NA         NA

                       DESCRIPTION OF THE REGISTERED NOTES


General

     The Company will issue up to $85,000,000 aggregate principal amount of Registered Notes under the Indenture between the Company and State Street Bank and Trust Company, as Trustee. No Registered Notes are currently outstanding. The terms of the Registered Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. The holders of Registered Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below.

     The Registered Notes will rank senior in right of payment to all senior subordinated and subordinated Indebtedness (as defined in the Indenture and repeated herein (below) of the Company. The Registered Notes will rank pari passu in right of payment with all senior borrowings, including any remaining Old Notes and borrowings under the Revolving Credit Facility. The Registered Notes and any remaining Old Notes will be secured by a first priority security interest in the Collateral. See "Security" below.

     The Trustee will act as paying agent and registrar of the Registered Notes. The Company may change any paying agent and registrar without notice.

Principal, Maturity and Interest

     The Registered Notes will consist of an aggregate principal amount of up to $85,000,000 and will mature on July 1, 2000. Interest on the Registered Notes will accrue at the rate of 11 3/4% per annum and will be payable semi-annually on the Interest Payment Dates, commencing on January 1, 1998, to holders of record on the immediately preceding June 15 and December 15, respectively, provided that the interest rate will be 12 1/4% on August 7, 1998 if a Sale (as defined in the Indenture and repeated herein below) has not occurred. Interest on the Registered Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Registered Notes will be payable both as to principal and interest at the office or agency of the Company or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Registered Notes at their respective addresses set forth in the register of holders of Registered Notes or by wire transfer to an account designated by a holder of the Registered Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

     "Sale" means (i) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or group (other than the Principals (as defined below)) or (ii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties (as defined below)) of a direct or indirect majority interest (more than 50%) in the voting power of the Voting Stock (as defined in the Indenture and repeated herein below) of the Company by way of merger or consolidation or otherwise.

Security

     The Registered Notes and any remaining Old Notes will be secured by a first priority security interest in the collateral which consists of certain fixed assets, intellectual property rights and other intangible assets of the Company, now in existence or hereafter acquired, other than cash, cash equivalents, accounts receivable and inventory, by a first priority pledge of the Capital Stock of all current and future United States Subsidiaries and by the Company's ownership of the shares of capital stock of all current and future foreign subsidiaries of the Company that issue share certificates. This Collateral includes two tracts of land owned by the Company, certain leasehold estates as well as items of equipment located at 5677 and 5640 Airline Road and another tract owned by the Company and additional equipment at 11576 Memphis-Arlington Road, both in Arlington, Tennessee in addition to items of equipment located at 4919 Warrensville Center Road in Cleveland, Ohio. The Collateral also includes a number of patents and trademarks registered to the Company or whose application is currently pending and which relate to the Company's of business.

     The Company has entered into a security agreement, a stock pledge agreement and certain other collateral assignment agreements (collectively, the "Collateral Agreements") providing for the grant of a security interest in or pledge of the Collateral (including certain fixed assets, intellectual property rights, Capital Stock of all current and future United States Subsidiaries, fee or leasehold interests in real property and other intangible assets of the
Company but excluding cash, cash equivalents, accounts receivable and inventory), now in existence or hereafter acquired, by the Company to State Street Bank and Trust Company, N.A., as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Registered Notes, such security to be shared with any remaining Holders of Old Notes. The Collateral Agreements prohibit the creation of indirect Subsidiaries of the Company. Such pledges and security interests secure the payment and performance when due of all of the Obligations of the Company under the Indenture, the Registered Notes and any remaining Old Notes, as provided in the Collateral Agreements.

     The Collateral Agreements will grant certain blanket-type Liens to the Collateral Agent against the non-real property fixed assets of the Company which are intended to secure the Obligations of the Company under the Indenture and the Registered Notes, as well as any remaining Old Notes. The Company has, subject to the restriction on incurring Indebtedness, and Liens set forth herein, the right to grant (and suffer to exist) Purchase Money Liens against non-real property fixed assets of the Company and has the right to acquire any such assets subject to Purchase Money Liens (and suffer to exist such Liens). The Collateral Agent's blanket Liens are intended to be, and shall be, at all times automatically subordinate in priority to all such Purchase Money Liens. The Company is not required to grant a second priority Lien in any such asset to the Collateral Agent (and no such second priority Lien shall exist in favor of the Collateral Agent other than by virtue of the fact that first priority Purchase Money Liens may be granted after the Collateral Agent's blanket Liens are in effect). Under certain circumstances, upon written notice by the Company, the Collateral Agent will release its blanket Liens on such assets or execute any reasonable subordination of lien documentation with respect thereof. If any such asset shall at any time remain free from any Purchase Money Lien for a period of time greater than six (6) months, the Company shall promptly grant the Collateral Agent a first priority Lien (and any confirmatory Lien) with respect to such asset to secure the Obligations of the Company under the Registered Notes and the Indenture, except (x) if such asset is a Minor Asset (as defined),
(y) to the extent not permitted by restrictions on the encumbering of such non-real property fixed asset (which restrictions are permitted by the terms of the Indenture) or (z) with respect to fixtures located in real property leased by the Company under operating leases. Subject to certain exceptions, the Company shall not be required to grant or perfect any individual (non-blanket) Lien with respect to any asset of the Company with a market value of $50,000 or less (a "Minor Asset").

     The Collateral Agreements grant the holders of the Registered Notes, and any remaining Holders of the Old Notes, with respect to real property assets and interests (including fixtures) of the Company ("Real Property Assets"), a first priority Lien in all fee real property and certain leasehold interests owned or leased by the Company as of the date of the Indenture, provided that, with respect to leasehold interests, such grants are limited to the extent such leasehold interests may be encumbered pursuant to the terms of their respective underlying leases. If any Real Property Assets are not mortgageable, the Company is required to use reasonable efforts with third parties to render such assets mortgageable. Subject to the restrictions on incurring indebtedness and Liens set forth herein, with respect to Real Property Assets acquired (including by way of merger or consolidation) after the date of the Indenture, the Company shall have the right to grant (and suffer to exist) Purchase Money Liens against such assets and have the right to acquire any such assets subject to Purchase Money Liens (and suffer to exist such liens); the Collateral Agent will not be entitled to a second priority Lien thereon. If any such Real Property Asset shall at any time remain free from any Purchase Money Lien for a period of time greater than six (6) months, the Company shall promptly grant the Collateral Agent a shared first priority Lien with respect to such asset to secure the Obligations under the Indenture, as well as any remaining Obligations under the Indenture, except (x) if such asset is a Minor Asset, (y) if such asset is an interest in real property, the encumbrance of which is prohibited by the agreement, document or instrument governing such interest in real property, or
(z) with respect to fixtures located on real property leased by the Company under operating leases.

     Notwithstanding anything herein to the contrary, the Company shall not encumber any asset or property of the Company or suffer to exist any Lien thereon, other than as expressly permitted herein.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements, the Company will be entitled to receive all dividends, interest and other payments made upon or with respect to the Capital Stock of any Subsidiary's collateral pledged by it and to exercise any voting, other consensual rights and other rights pertaining to such collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, (a) all rights of the Company to exercise such voting, other consensual rights or other rights shall cease upon notice from the Collateral Agent, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, other consensual rights or other rights, and (b) all rights of the Company to receive all dividends, interest and other payments made upon or with respect to the pledged collateral shall cease and such dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the pledged collateral or any part thereof in accordance with the terms of the Collateral Agreements. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the benefit of the holders of the Registered Notes and any remaining Holders of the Old Notes shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

     Under the terms of the Collateral Agreements, the Collateral Agent will determine the circumstances and manner in which the pledged collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the pledged collateral from the Liens created by the Collateral Agreements and whether to foreclose on the pledged collateral following an Event of Default. Upon the full and final payment and performance of all obligations of the Company under the Indenture, any remaining Old Notes and the Registered Notes, the Collateral Agreements shall terminate and the pledged collateral shall be released. However, the Collateral Agent shall release its Lien on any after acquired property subject to a Purchase Money Lien, as contemplated by the section entitled "Security." In addition, in the event that the pledged collateral is sold, and provided that no Default or Event of Default is existing, the Collateral Agent shall release simultaneously with such sale the Liens in favor of the Collateral Agent in the assets sold; provided, that the Collateral Agent shall have received all documentation required by the Trust Indenture Act therefor.

Optional Redemption

     The Registered Notes and any remaining Old Notes are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

                                 Redemption
                         Year                  Percentage

                         1997.....................103%
                         1998 and thereafter......100%

     The restrictions on optional redemptions set forth in the Indenture do not limit the Company's right to make open market purchases of the Registered Notes, or any remaining Old Notes, from time to time.

Repurchase Upon Change of Control

     Upon the occurrence of a Change of Control (as hereinafter defined), each holder of Registered Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Registered Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Such requirement may not be waived by the Company or the Trustee. Within 40 days following any Change of Control, the Company shall mail a notice to each holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Registered Notes tendered will be accepted for payment;
(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Registered Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Registered Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders electing to have any Registered Notes purchased pursuant to a Change of Control Offer will be required to surrender the Registered Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Registered Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of

Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Registered Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Registered Notes purchased; and (7) that holders whose Registered Notes are being purchased only in part will be issued Registered
Notes equal in principal  amount to the  unpurchased  portion of the  Registered
Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Registered Notes in connection with a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment Registered Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Registered Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Registered Notes so accepted together with an Officers' Certificate stating the Registered Notes or portions thereof were tendered to the Company. The Paying Agent shall promptly mail to each holder of Registered Notes so accepted payment in an amount equal to the purchase price for such Registered Notes, and the Trustee shall promptly authenticate and mail to each holder a Registered Note equal in principal amount to any unpurchased portion of the Registered Notes surrendered, if any, provided, that each such Registered Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Registered Notes to require that the Company repurchase or redeem the Registered Notes in the event of a takeover, recapitalization or similar restructuring.

     "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties (as defined below)), (ii) the liquidation or dissolution of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties, as defined herein below) of a direct or indirect majority in interest (more than 50%) of the voting power of the Voting Stock (as defined herein below) of the Company by way of merger or consolidation or otherwise or
(iv) any transaction the result of which is (x) if such transaction occurs prior to the first sale of common equity of the Company pursuant to a registration statement under the Securities Act that results in at least 25% of the then outstanding common equity of the Company being sold to the public, that the Principals and their Related Parties beneficially own less, directly or indirectly, than 35% of the voting power of the Voting Stock of the Company beneficially owned by the Principals, directly or indirectly, on the date of the Indenture, and (v) if such transaction occurs thereafter, that any Person or group (as defined above) (other than the Principals and their Related Parties) owns, directly or indirectly, more of the voting power of the Voting Stock of the Company than the Principals and their Related Parties.

     "Principals" means KKEP and Herbert W. Korthoff.

     "Related Party" with respect to any Principal means (A) the general partner and each limited partner of KKEP as of the date of the Indenture, (B) any 50% (or more) owned Subsidiary of either Principal or both Principals jointly, or
(C) any spouse or immediate family member or trust (in the case of an individual) of such Principal.

Selection and Notice

     If less than all of the Registered Notes are to be redeemed at any time, selection of Registered Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Registered Notes are listed, or, if the Registered Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Registered Notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Registered Notes to be redeemed at its registered address. If any Registered Note is to be redeemed in part only, the notice of redemption that relates to such Registered Note shall state the portion of the principal amount thereof to be redeemed. A new Registered Note of the same Series as the original Registered Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Registered Note. On and after the redemption date, interest ceases to accrue on Registered Notes or portions thereof called for redemption.

Certain Covenants

     The Indenture contains, among others, the following covenants:

          Restricted Payments

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment unless, at the time of such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) immediately after such Restricted Payment (the value of any such payment, if other than cash, being determined by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) and after giving effect thereto on a pro forma basis, the Consolidated Net Worth of the Company would be at least $25 million; and

     (c) the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been at least 3 to 1; and

     (d) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture, dated June 30, 1993, governing the Series B
          Notes (the "Series B Indenture") (including Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after the first date on which the Company's Consolidated Net Worth exceeds $25 million to the end of the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company and other than Disqualified Stock) since the date of the Series B Indenture, plus (z) 100% of the net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of any debt security of the Company that has been converted into Equity Interests of the Company (other than Disqualified Stock) since the date of the Series B Indenture.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the redemption, repurchase or payoff of Indebtedness under the Revolving Credit Facility; (iv) the redemption, repurchase or payoff of Purchase Money Indebtedness; (v) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; or
(vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any officer or employee of the Company (other than Principals or any Related Party) or any of the Company's distributors or sales representatives; provided, however, that the aggregate amount of all such repurchases, redemptions and other acquisitions and retirements under this clause (vi) on or after the date of the Indenture shall not exceed $2 million.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenants were computed, which calculations may be based upon the Company's latest available financial statements.

      Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to 2.50:1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Registered Notes.

     The foregoing limitations will not apply to (a) the incurrence by the Company and its Subsidiaries of Indebtedness pursuant to the Revolving Credit Facility in an aggregate principal amount not to exceed $50 million in the aggregate at any one time outstanding (as such aggregate amount may be permanently reduced from time to time pursuant to the requirements of the Indenture); (b) the incurrence by the Company and its Foreign Subsidiaries of Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by the Indenture; (c) the incurrence by the Company and its Foreign Subsidiaries of Purchase Money Indebtedness that does not exceed $10 million; (d) the incurrence by the Company of Indebtedness represented by the Old Notes and the Registered Notes; (e) Indebtedness owed by the Company to any of its Subsidiaries or any such Subsidiary to the Company or any other Subsidiary of the Company; (f) the incurrence by the Company (and its Subsidiaries, as to clause (a) above; and its Foreign Subsidiaries, as to clause
(c) above) of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (a), (c) and (d) above, and outstanding Indebtedness incurred in compliance with Section 4.08(a) of the Indenture (the "Refinancing Indebtedness"); provided, however, that such Refinancing Indebtedness (A) in the case of a Refinancing of Indebtedness under the Revolving Credit Facility, is limited to an aggregate commitment (inclusive of revolving credit borrowings and the undrawn face amount of letters of credit, whether or not constituting Indebtedness) not in excess of $50 million (as such amount may be permanently reduced from time to time pursuant to Section 4.11 of the Indenture), and (B) in the case of other Refinancing Indebtedness (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so Refinanced (plus the amount of reasonable expenses incurred in connection therewith), (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, and (3) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Old Notes and the Registered Notes than did the Indebtedness being Refinanced (whether revolving credit borrowings, trade letters of credit, standby letters of credit or a combination thereof); or (g) the incurrence by the Company or trade letters of credit incurred in the ordinary course of business in an amount not to exceed $5 million at any one time outstanding.

      Asset Sales

     The Company will not, and will not permit any of its Subsidiaries to, (a) sell, lease, transfer or otherwise dispose of (including by way of a sale-and-leaseback) any Business Segment (as defined in the Indenture), either in a single transaction or a group of related transactions, other than the sale of inventory or materials in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indenture described below under the caption "Merger, Consolidation or Sale of Assets"), or
(b) sell equity securities of any of its Subsidiaries for net proceeds in excess of $5 million, in each case whether in a single transaction or a series of related transactions (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision.

     Within 180 days after any Asset Sale (the "Asset Sale Application Period"), the Company may apply the Net Proceeds from such Asset Sale to either (a) permanently reduce the availability under the Revolving Credit Facility (and if the outstanding principal amount under the Revolving Credit Facility exceeds the availability thereunder after such reduction, then reduce the amount outstanding to an amount at least equal to such availability), or (b) an investment in another business or capital expenditure or other fixed assets in the same or a similar line of business as the Company was engaged in on the date of the Series B Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the preceding sentence constitute "Excess Proceeds." In accordance with the provisions of the Indenture, the Company shall make an offer (an "Asset Sale Offer") to all Holders of the Registered Notes to purchase the maximum principal amount of Registered Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer; provided, however, that in the event that the Excess Proceeds from such Asset Sale, plus the Excess Proceeds from all prior Asset Sale Offers which have not been applied to an Asset Sale Offer pursuant to the Indenture or the Indenture, are less than $2.0 million, the application of such aggregate Excess Proceeds to an Asset Sale Offer may be deferred until such time as such aggregate Excess Proceeds, plus the aggregate amount of Excess Proceeds resulting from any subsequent Asset Sale(s), are at least equal to $2.0 million. To the extent that the aggregate amount of Registered Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Registered Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Registered Notes to be purchased on a pro rata basis.

      Liens

     Neither the Company nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except (i) Liens on accounts receivable and inventory of the Company and its Subsidiaries and on the other assets described in clause (C) of subdivision (i) of Section 10.01(d) of the Indenture, and the proceeds thereof, securing Indebtedness (and, whether or not included as Indebtedness, trade letters of credit and/or standby letters of credit and/or reimbursement obligations in respect thereof, and any and all related interest, fees and related obligations) pursuant to the Revolving Credit Facility in an aggregate principal amount (as to borrowings) and an aggregate undrawn face amount (as to letters of credit, whether or not constituting Indebtedness) not to exceed $50 million in the aggregate at any one time outstanding (as such aggregate amount may be permanently reduced from time to time pursuant to
Section 4.11 of the Indenture), (ii) Purchase Money Liens or construction mortgages created on any type of property, construction or improvement of such property by the Company or a Foreign Subsidiary to secure the purchase price or construction cost or improvement cost of only such property in an amount up to 100% of the total cost of such property, construction or improvement, (iii) Liens to secure obligations for which the Company is fully indemnified by Dow
Corning, provided that the Company provides the Trustee with an Officers' Certificate setting forth the good faith opinion of the Company's Board of Directors that Dow Corning is indemnifying the Company in full for all liabilities, damages and costs relating to such Lien and the obligations it secures and (iv) Liens on property of the Company or its Subsidiaries which secure environmental claims of any governmental authority; provided, that all such claims do not exceed $1 million in the aggregate, provided further that such environmental claims are being contested or remedied in good faith by the Company and, provided further that if the Company obtains security (in the form of a letter of credit, cash collateral, escrow account or indemnity from a third party which the Company deems financially capable of performing its obligations under such indemnity), to secure the payment and satisfaction of any such claim, such environmental claim shall not be counted towards such $1 million aggregate limitation to the extent such security secures such payment and satisfaction,
(v) Liens securing the obligations under the Registered Notes and the Indenture, and (vi) Permitted Liens.

      Limitation on Granting Liens and Restrictions on Subsidiary Dividends

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of (a) the Company or any Subsidiary to grant Liens on the assets of such Person in favor of the Holders of the Registered Notes, or (b) any Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or (c) any Subsidiary to make loans or advances to the Company or any of its Subsidiaries or (d) any Subsidiary to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Revolving Credit Facility, provided that such restrictions do not restrict the granting or perfecting of Liens on the collateral securing the Registered Notes and any remaining Old Notes, as contemplated by the Indenture, (ii) the Indenture, the Registered Notes, and any remaining Old Notes (iii) applicable law, (iv) any instrument governing Indebtedness or capital stock of a person acquired (including by way of merger or consolidation) by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (v) with respect to clauses (a) and (d) above, (1) restrictions on encumbering in leases and other agreements entered into prior to the date of the Indenture and (2) customary restrictions on encumbering in leases and other agreements entered into on or after the date of the Indenture in the ordinary course of business,
(vi) with respect to clauses (a) and (d) above, Purchase Money obligations, provided that such encumbrance or restriction does not apply to any other property or asset of the Company or its Subsidiaries, and (vii) permitted Refinancing Indebtedness, provided that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive taken as a whole than those contained in any agreements governing the Indebtedness being refinanced.

      Merger, Consolidation, or Sale of Assets

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless (i) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other dispositions shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Registered Notes, any remaining Old Notes, and the Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any Corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made
(A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

      Transactions with Affiliates

     The Company will not, and will not permit any of its Subsidiaries to, conduct Affiliate Transactions, except for (a) Affiliate Transactions of aggregate value less than $1 million which are on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person and which are conducted in good faith and (b) Affiliate Transactions in which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and with the approval of the Company's board of directors, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) transactions permitted by the provisions of the Indenture described above under the covenant "Restricted Payments," (iv) the rendering of management services by Kidd, Kamm & Company and the payment by the Company for such services pursuant to the Management Services Agreement (as defined in the Indenture) and (v) the rendering of services by Kidd, Kamm & Company in connection with the acquisition of the Predecessor and the payment for such services by the Company on the closing date of such acquisition, in each case, shall not be deemed Affiliate Transactions.

      Maintenance of Consolidated Net Worth

     The Company shall not permit Consolidated Net Worth to be (i) less than $17.5 million at the end of the fiscal year ending December 31, 1997 or (ii) less than $20 million at the end of any fiscal year thereafter. It is management's belief that the Company will be able to achieve this Consolidated Net Worth requirement.

      Reports

     Whether or not required by the rules and regulations of the Commission, so long as any Registered Notes are outstanding, the Company will furnish to the holders of Registered Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants.

      Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Registered Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Registered Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Registered Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

      Events of Default and Remedies

     Each of the following  constitutes an Event of Default under the Indenture:
(i) default for 30 days in the payment when due of interest on the Registered Notes; (ii) default in payment when due of principal on the Old Notes or the Registered Notes; (iii) failure by the Company to comply with the provisions described under the covenants, "Asset Sales," "Merger, Consolidation, or Sale of Assets," "Change of Control," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock" or "Minimum Consolidated Net Worth"; (iv) failure by the Company for 30 days after notice to comply with certain other agreements in the Indenture, the Registered Notes or the Collateral Agreements;
(v) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee existed on the date of the Indenture, or was or is created after the date of the Indenture if (a) either (x) such default results from the failure to pay principal of or interest on such Indebtedness or
(y) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $2 million in the aggregate; (vi) failure by the Company or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $1 million which judgments are not stayed or discharged within 60 days after their entry, (vii) breach by the Company of any material representation or warranty set forth in the Collateral Agreements, which breach is not cured by the Company or waived within 30 days after notice to comply with such breach of a material representation or warranty, or repudiation by the Company of its obligations under the Collateral Agreements or the unenforceability of the Collateral Agreements against the Company for any reason; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Registered Notes may declare by written notice all the Registered Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Registered Notes will become due and payable without further action or notice. Holders of the Registered Notes may not enforce the Indenture or the Registered Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Registered Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Registered Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the Registered Notes then outstanding, by written notice to the Trustee, may on behalf of the holders of all of the Registered Notes (a) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Registered Notes, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Pursuant to Section 4.03 of the Indenture, the Company must deliver an officers' certificate to the Trustee within 120 days after the end of each fiscal year stating that, to the knowledge of each signatory officer, each has complied with and is not in default of any of the terms of the Indenture, or where an Event of Default has occurred, certifying to any cure.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Registered Notes, any remaining Old Notes, the Indenture, the Security Agreement, or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Registered Notes by accepting a Registered Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Registered Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Defeasance and Discharge of the Indenture and the Registered Notes

     If, among other things, (A) the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, at any time prior to the stated maturity of the Registered Notes or the date of redemption of all the outstanding Registered Notes, as trust funds in trust, money or direct noncallable obligations of or guaranteed by the United States of America in an amount sufficient (as to principal, premium (if any) and interest, but without reinvestment thereof) to pay timely and discharge the entire principal of the then outstanding Registered Notes and all interest due thereon to maturity or redemption; (B) the Company delivers to the Trustee an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, and an Opinion of Counsel to the same effect;
(C) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and (D) the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the Registered Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this provision and will be subject to Federal income tax on the same amount and in the same manner and as the same times as would have been the case if such option had not been exercised, then the Indenture shall cease to be of further effect as to all outstanding Registered Notes (except, among other things, as to (i) remaining rights of registration of transfer and substitution and exchange of the Registered Notes, (ii) rights of holders to receive payment of principal of and interest on the Registered Notes, and (iii) the rights, obligations and immunities of the Trustee).

Transfer and Exchange

     A holder may transfer or exchange Registered Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Registered Note selected for redemption. Also, the Company is not required to transfer or exchange any Registered Note for a period of 15 days before a selection of Registered Notes to be redeemed.

     The registered holder of a Registered Note will be treated as the owner of the security for all purposes.

Amendment, Supplement and Waiver

     Except as provided in the next succeeding paragraph, the Indenture or the Registered Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Registered Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Registered Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture or the Registered Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Registered Notes (including consents obtained in connection with a tender offer or exchange offer for Registered Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Registered Notes held by a non-consenting holder of Registered Notes) (i) reduce the principal amount of Registered Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Registered Note or alter the provisions with respect to the redemption of the Registered Notes or alter the provisions with respect to repurchases or redemptions of the Registered Notes with net proceeds from Asset Sales or upon a Change of Control, (iii) reduce the rate of or change the time for payments of interest on any Registered Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Registered Notes, (v) make any Registered Note payable in money other than that stated in the Registered Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Registered Notes to receive payments of principal of or interest on the Registered Notes, (vii) waive a redemption payment with respect to any Registered Note or (vii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Registered Notes, the Company and the Trustee may amend or supplement the Indenture or the Registered Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Registered Notes in addition to or in place of certificated Registered Notes, to provide for the assumption of the Company's obligations to holders of the Registered Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Registered Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Registered Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Registered Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control. Notwithstanding the above, neither Jefferies & Company, Inc. nor any of its Affiliates shall be deemed to be Affiliates of the Company.

     "Business Segment" means (i) each Significant Subsidiary or (ii) any assets or properties of the Company or any Subsidiary, now owned or hereafter acquired, with an aggregate value of $5 million or greater.

     "capital lease obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interest, participations, rights or other equivalents (however designed) of corporate stock, including, without limitation, partnership interests.

     "Consolidated Cash Flow" means with respect to any person for any period, the Consolidated Net Income of such person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) amortization (including amortization of good will and other intangibles) of such person for such period to the extent such amortization was deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a wholly owned Subsidiary, (ii) the Net Income of any person that is a Subsidiary (other than a subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a wholly owned Subsidiary, (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any person, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of (a) any cash received by such person upon issuance of such preferred stock and (b) the fair market value of any non-cash consideration received by such person upon issuance of such preferred stock provided that such value has been determined in good faith by a nationally-recognized investment bank, plus
(iii) with respect to the Company, the respective amounts reported on the Company's most recent balance sheet for the Series A Preferred Stock, less (x) all write-ups, subsequent to the date of the Indenture, in the book value of assets owned by such person or a consolidated Subsidiary of such person, other than (A) write-ups resulting from foreign currency translations and (B) write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP, (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries (except, in each case, a Permitted Investment), and (z) all unamortized debt discount and expense and unamortized deferred financing charges (except deferred financing charges arising from the issuance of the Registered Notes), all of the foregoing determined in accordance with GAAP; provided however, that for the purposes of
Section 4.14 in the Indenture, the calculation of consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as expressed in the first clause (i) of this definition shall not require a deduction for accrued dividends on the Company's Series B Preferred Stock and Series C Preferred Stock.

     "Default" means any event known to the Company or which should have been known to the Company after due inquiry that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the final date of maturity of the Registered Notes.

     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

     "Fixed Charges" means, with respect to any person for any period, the sum of (a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing
Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than any Indebtedness under the Revolving Credit Facility, or any other revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable period.

     "Foreign Subsidiary" means, for any person, any Subsidiary of such person which derives substantially all of its revenue from sales to non-U.S. persons.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any person, any indebtedness of such person whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letter of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases but excluding the balance deferred and unpaid of the purchase price of currency) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payment, if and to the extent any of the foregoing indebtedness (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

     "Investments" means, with respect to any person all investments by such person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss) realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (a) any Investments in the Company, (b) any Investments in cash equivalents; (c) Investments by the Company in a person, if as a result of such Investment (i) such person becomes a wholly-owned Subsidiary of the Company and the Capital Stock of such Subsidiary is pledged to secure the obligations under the Registered Notes or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to or is liquidated into, the Company or a wholly-owned Subsidiary of the Company; (d) Investments by the Company in any other Person (whether or not the Investment is in the form of Capital Stock or Indebtedness issued by, or other Equity Interests relating to, such other Person), provided that (i) such other Person is not then, and does not thereby become, a Subsidiary of the Company, (ii) the Board of Directors has adopted a resolution evidencing its determination that such Investment is in furtherance of a corporate purpose of the Company, (iii) no Default under Section 4.08 of the Indenture would result from such Investment and (iv) the aggregate amount of all Investments under this clause (d) does not exceed $10.0 million at any one time outstanding; and (e) other Investments that do not exceed in the aggregate $2.0 million at any time outstanding.

     "Permitted Liens" means (a) Liens in favor of the Company and/or its Subsidiaries other than with respect to intercompany Indebtedness; (b) Liens on property of a person existing at the time such person is acquired by, merged into or consolidated with the Company or any Subsidiary of the Company; (c) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, that such Liens were not created in contemplation of such acquisition; (d) Liens incurred in the ordinary course of business in respect of Hedging Obligations or to support trade letters of credit; (e) Liens to secure Indebtedness for borrowed money of a Subsidiary to the Company or to another wholly-owned Subsidiary; (f) Liens (other than pursuant to ERISA or environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) Liens existing on the date of the Indenture including those securing the Registered Notes; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceeding, promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (i) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Subsidiaries shall then in good faith be prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under the Indenture; (j) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, any interest or title of a lessor in respect of any capital lease, and similar encumbrances, rights or restrictions on personal or real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (k) Liens and priority claims incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit, including, without limitation, liens incurred or deposits made in connection with mechanic's liens, workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts; and (l) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (a) through (k) above.

     "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Money Liens" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to Refinance Purchase Money Obligations provided that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations.

     "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other person at the time such other person is merged with or into or is otherwise acquired by the Company) other than the assets acquired in the Acquisition, provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

     "Voting Stock" means, with respect to any Person, one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded CONFIDENTIAL to the nearest one-twelfth) obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Book-Entry; Delivery and Form

     Most of the Old Notes issued in the First Exchange Offer were issued in the form of Global Securities (together, the Global Security). The Global Security was deposited with, and on behalf of, the Depository and registered in the name of Cede & Co., as nominee of the Depository. It is anticipated that upon completion of the Exchange Offer a new "Global Security" evidencing the Registered Notes will be exchanged for the "Global Security" evidencing the Old Notes.

     Ownership of beneficial interests in a Global Security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture and the Registered Notes. No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, and interest on, a Global Security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The Company expects that DTC will take any action permitted to be taken by a holder of Registered Notes (including the presentation of Registered Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Security is credited and only in respect of such portion of the aggregate principal amount of Registered Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Registered Notes, DTC will exchange the applicable Global Security for Certificated Securities, which it will distribute to its participants.

     The Company understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

     Upon acceptance for exchange of a Holder's Old Notes in definitive form, Registered Notes will be issued in definitive form in the principal amount of such Old Notes and registered in the name of the registered Holder of such Old Notes (or in accordance with the "Special Exchange Instructions" in the Letter of Transmittal) unless the Holder expressly requests in writing that such newly issued Registered Notes be held in book-entry form at the Depository. The certificates representing the Registered Notes will be issued in fully registered form without interest coupons.

     Subject to certain conditions, any person having a beneficial interest in the Global Security may, upon request to the Trustee, exchange such beneficial interest for Registered Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Securities evidencing Old Notes would be subject to the legend requirements applicable to the Old Notes. In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Registered Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Registered Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Registered Notes.

Same-Day Settlement and Payment

     The Indenture requires that payments in respect of the Registered Notes represented by the Global Security (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Depository. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Registered Notes represented by the Global Security are expected to be eligible to trade in the PORTAL Market and to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Registered Notes will, therefore, be required by the Depository to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

Registration Rights; Liquidated Damages

     The Company and the Holders entered into the Registration Rights Agreement as of August 7, 1997. Pursuant to the Registration Rights Agreement, the Company agreed to (i) file with the Commission the Registration Statement on Form S-4 under the Securities Act with respect to the Registered Notes on or prior to 30 days after the Closing Date, (ii) use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act on or prior to 90 days after the Closing Date, (iii) use its reasonable best efforts to keep the Registration Statement effective until consummation of the Exchange Offer pursuant to its terms, and (iv) use its reasonable best efforts to consummate the Exchange Offer not later than 120 days following the Closing Date unless the Exchange Offer would not be permitted by a policy of the SEC. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     If the Form S-4 is not available with respect to the Exchange Offer, and, in any event, if any holder of Transfer Restricted Securities shall notify the Company that it is either not permitted by law or any policy of the Commission to participate in the Exchange offer or is a broker dealer, the Company is required to file with the Commission the Shelf Registration Statement to cover resales of Transfer Restricted Securities by such holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the date of filing.

     The Registration Rights Agreement requires the Company to pay liquidated damages if (i) the Registration Statement is not filed with the Commission on or prior to 30 days after the Closing Date, (ii) the Registration Statement has not been declared effective by the Commission within 90 days of the Closing Date,
(iii) the Company has not accepted for exchange Registered notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer within 30 days after the date on which the Registration Statement is declared effective by the Commission, or (iv) if a Shelf Registration Statement is filed and declared effective by the Commission but thereafter ceases to be effective without being succeeded within 30 days by a subsequent Shelf Registration filed and declared effective (each event, a "Registration Default"). If a Registration Default occurs the Company is required to pay liquidated damages to each Holder during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to .50% per annum on the principal amount of Old Notes held by such holder, increasing by an additional .50% per annum at the beginning of each subsequent 90-day period up to a maximum of 2.0% per annum; provided that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. The filing and effectiveness of the Registration Statement of which this Prospectus is a part and the consummation of the Exchange Offer will eliminate all rights of the Holders eligible to participate in the Exchange Offer to receive damages that would have been payable if such actions had not occurred.

     All accrued liquidated damages shall be paid to holders of record in the same manner as interest payments on the Old Notes or the Registered Notes on semi-annual dates which correspond to the Interest Payment Dates. Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding sentence.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a discussion of certain material U.S. federal income tax consequences resulting from the Exchange Offer. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations (including temporary and proposed) promulgated thereunder, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect. The discussion assumes that as to any holder, the Registered Notes and Old Notes are capital assets as of the Exchange Date. This discussion does not address state, local, foreign or other tax laws and does not purport to cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on certain holders (including insurance companies, tax-exempt organizations, financial institutions, securities dealers, taxpayers subject to the alternative minimum tax and persons other than U.S. Holders, as defined below) who may be subject to special rules not discussed below. As used above, the term "U.S. Holder" means a beneficial owner of Old Notes or Registered Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a U.S. domestic corporation or (iii) otherwise subject to U.S. federal income tax on a net income basis in respect of the Old Notes or Registered Notes. HOLDERS OF OLD NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF THE CONTINUED HOLDING AND DISPOSITION OF EITHER THE OLD NOTES OR THE REGISTERED NOTES.

Tax Consequences of the Exchange Offer

     The exchange of Old Notes for Registered Notes pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes, and the tax characteristics of the Registered Notes (e.g., tax basis, holding period, issue price and issue date) will be the same as those of the Old Notes exchanged therefor.

     For purposes of this discussion, any reference to "Notes" is to both the Old Notes and the Registered Notes.

Payment of Interest

     Consequences under the Contingent Payment Regulations

     As described above under "Description of the Registered Notes - Principal, Maturity and Interest," interest on the Registered Notes will accrue at the rate of 11 3/4 % per annum, provided that the interest rate will increase to 12 1/4% (such increase, the "Increased Interest") on August 7, 1998 if a Sale (as defined in the Indenture) has not occurred by that time. In light of this provision, the Notes may be subject to Treasury Regulations that apply to debt instruments that provide for one or more contingent payments (the "contingent payment regulations"), where the contingency is neither "remote" nor "incidental." Subject to the discussion in the following paragraph, if the possibility that the Company would be required to pay Increased Interest under the Notes was not a remote or incidental contingency as of the issue date, a holder (including a holder who otherwise uses a cash method of accounting for federal income tax purposes) could be required to accrue all payments on the Notes (including amounts that would otherwise constitute de minimis original issue discount ("OID") and projected payments of interest) on a constant yield basis and, in certain circumstances, to include market discount in income sooner than otherwise required and to treat gain recognized on the disposition of the Notes as interest income (rather than as capital gain). If applicable, the contingent payment regulations would require the Company to prepare for holders a projected payment schedule to determine the holders' interest accruals and any necessary adjustments thereto.

     However, the Notes would not be subject to the contingent payment regulations if, based on all the facts and circumstances as of the issue date, it was either (i) significantly more likely than not that a Sale would occur within one year, or (ii) significantly more likely than not that a Sale would not occur within one year. In such a case, the yield to maturity of the Notes would be calculated based on the payment schedule that would be applicable under
(i) or (ii) above, as appropriate. A holder would be required to take into account any OID resulting from such calculation on a constant yield basis over the term of the Notes. Hence, if, as of the issue date of the Notes, it was significantly more likely than not that a Sale would not occur within one year, a holder would be required to include in income as OID, calculated on a constant yield basis, a portion of the Increased Interest prior to the date such amount is paid. Alternatively, if, as of the issue date of the Notes, it was significantly more likely than not that a Sale would occur by

August 7, 1998, the Notes would be treated as accruing interest at the rate of 11 3/4 % per annum, which would generally be taxable to a holder at the time such interest is paid or accrued in accordance with such holder's method of tax accounting. If, contrary to the assumption about the likelihood of a Sale that is made for purposes of these rules, a Sale actually occurs or does not occur by August 7, 1998, the Notes would be treated as having been reissued on the date of the change in circumstances for purposes of applying the OID rules under sections 1272 and 1273 of the Code, possibly including the contingent payment regulations.

     As of the issue date of the Notes, it was uncertain whether a Sale was, or was not, significantly more likely than not to occur within one year thereof. Accordingly, the Company expects that the Notes will be governed by the contingent payment regulations, which would require a holder to accrue all payments on the Notes as OID over their term based on the projected payment schedule to be prepared by the Company (subject to later adjustments). Further, if a Note is held with a tax basis that differs from the adjusted issue price (as defined below), a holder would be required to reasonably allocate such difference to the daily portions of interest or projected payments over the remaining term of the Notes. Generally, until all remaining contingent payments on the Notes become fixed, gain and (subject to certain limitations) loss recognized by a holder with respect to the Notes would be ordinary, rather than capital, in nature.

     Holders are strongly urged to consult their tax advisors as to the tax considerations relating to the payment of interest on the Notes, in particular in connection with the possible application of the contingent payment regulations.

     Consequences if the Contingent Payment Regulations do not Apply

     If, contrary to the company's expectation, the contingent payment regulations discussed above were not to apply to the Notes, stated interest on the Notes generally would be taxable to a holder as ordinary income at the time that it is paid or accrued, in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, if the stated redemption price at maturity (defined below) of the Notes exceeds their issue price by more than a de minimis amount, the Notes will be treated as issued with OID. Such OID will be includable in a holder's income on a constant yield basis over the term of the Notes, regardless of such holder's method of accounting. In such a case, a holder of Notes will be required to include accrued OID in gross income in advance of the receipt of cash in respect of such income. The stated redemption price at maturity of a debt instrument is the sum of all payments to be made with respect to such instrument, other than interest at a single fixed rate (or certain floating rates) that is unconditionally payable at least annually for the entire term of the debt instrument (provided, however, that in the case of a debt instrument providing for alternative payment schedules, such single fixed rate is the lowest fixed rate payable under any alternative payment schedule).

     Market Discount. A Note generally will be treated as purchased at a market discount if (i) the amount for which a holder purchased the Note is less than the Note's issue price and (ii) the Note's stated redemption price at maturity (or, in the case of a Note issued with OID, the Note's "revised issue price") exceeds the amount for which the holder purchased the Note by at least 0.25% of such Note's stated redemption price at maturity (or revised issue price) multiplied by the number of complete years to maturity. If such excess is not sufficient to cause the Note to be treated as purchased at a market discount, then such excess constitutes "de minimis market discount". The Code provides that for these purposes, the "revised issue price" of a debt instrument generally equals its issue price plus the amount of any previously accrued OID. Any gain recognized on the maturity or disposition of, or any partial principal payment on, a Note purchased at a market discount will be treated as ordinary income to the extent that such gain or payment does not exceed the accrued market discount on such Note. Alternatively, a holder who purchases a Note with market discount may elect to include market discount in income currently over the term of the Note. Such an election would apply to all debt instruments with market discount acquired by the electing holder on or after the first taxable year to which the election applies. This election, once made, may not be revoked without the consent of the Internal Revenue Service (the "IRS"). Market discount will accrue on a straight-line basis unless the holder elects to accrue such market discount on a constant yield basis. Such an election would apply only to the Note with respect to which such election is made and may not be revoked without the consent of the IRS. A holder of a Note purchased with market discount that does not elect to include market discount in income currently will be required to defer until maturity or disposition deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note.

     Acquisition Premium. A holder who purchased a Note for a price less than or equal to the stated redemption price at maturity but greater than the adjusted issue price (such excess being "acquisition premium") generally will be entitled to a reduction in the amount of OID otherwise required to be included in income. The adjusted issue price of a Note will be the issue price increased by the amount of OID previously includible in the gross income of any holder

(determined without regard to any reduction for acquisition premium or amortizable bond premium (discussed below)) reduced by any payments other than qualified stated interest. The amount of the reduction to which a holder may be entitled in any given year is equal to a fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the excess of the sum of all amounts payable with respect to the Note after the purchase date, other than payments of qualified stated interest, over the adjusted issue price of the Note on the date of purchase.

     Amortizable Bond Premium. If a holder's initial tax basis in a Note exceeds the amount payable at maturity of the Note, the excess will be treated as "amortizable bond premium." In such case, a holder may elect under section 171 of the Code to amortize the bond premium annually on a constant yield basis. Such holder's adjusted tax basis in the Note is decreased by the amount of the allowable amortization. Amortizable bond premium is treated as an offset to interest income on the related Note rather than as an interest deduction, except as may be provided in the Treasury regulations. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds held at or acquired after the beginning of such holder's taxable year as to which the election is made, and may be revoked only with the consent of the IRS.

     Election to Treat All Interest as OID. A holder may elect to include in gross income all interest that accrues on a Note on a constant yield basis. For purposes of this election, interest includes qualified stated interest and OID, market discount, de minimis market discount and unstated interest, if any, as adjusted by acquisition premium, if any. This election will generally apply only to the Note to which it is made and may not be revoked without the consent of the IRS. Holders of Notes considering this election should consult their tax advisors concerning the consequences thereof.

Sale, Exchange or Redemption

     In general, a holder of Notes will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the Notes measured by the difference between the amount realized on the disposition (to the extent such amount does not represent accrued but unpaid interest) and the holder's adjusted basis in the Notes. Assuming the Notes are subject to the contingent payment regulations, a holder's adjusted basis in a Note generally will equal the cost of such Note increased by interest previously accrued on the Note and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made on the Note. Except as discussed below, a holder would be required to treat any gain recognized as ordinary income (rather than capital gain). In certain circumstances after all remaining contingent payments become fixed, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holder holds the Notes for more than one year prior to disposition and short-term capital gain or loss if the holder holds the Notes for one year or less prior to disposition. In the case of an individual holder of Notes, such long-term capital gain will be subject to tax at a reduced rate, and will be treated as long-term capital gain eligible for a further reduced rate if the Notes are held for more than eighteen months.
Alternatively, if the Notes are not subject to the contingent payment regulations, a holder's adjusted basis in Notes will generally equal the issue price of the Notes plus the amount of accrued OID, if any, with respect thereto, and the amount, if any, of income attributable to market discount included in such holder's income, and reduced by the amount of any amortizable bond premium applied to reduce interest on the Notes and the amounts of any payments on the Notes that are not qualified stated interest payments. Any gain or loss recognized by a holder in such a case would be capital gain or loss and would be long-term or short-term capital gain or loss, and subject to tax, as discussed above.

Backup Withholding

     Backup withholding of U.S. federal income tax at a rate of 31% may apply to payments of principal and interest made in respect of Notes, and to payments of proceeds from the sale, exchange, redemption, retirement or other disposition of Notes to or through certain brokers, unless, in general, the beneficial owner of the Notes complies with certain information reporting procedures or is an exempt recipient. Any amounts withheld from a payment to a beneficial owner pursuant to these backup withholding rules may be allowed as a refund or credit against the beneficial owner's U.S. federal income tax.

                              PLAN OF DISTRIBUTION

     Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the Registered Notes. Such broker-dealer should be deemed an underwriter in connection with such distribution and such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. A broker-dealer may, however, receive Registered Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes when such Old Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (other than an "affiliate" of the Company) in connection with resales of such Registered Notes. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers and dealers and transfer taxes and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     The Registered Notes will constitute new issues of securities with no established trading market. The Company does not intend to list the Registered Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The Company has been advised by the Dealer Manager of the First Exchange Offer that following completion of the Exchange Offer, the Dealer Manager intends to make a market in the Registered Notes. However, the Dealer Manager is not obligated to do so and any market-making activities with respect to the Registered Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Registered Notes or as to the liquidity of or the trading market for the Registered Notes. If a trading market does not develop or is not maintained, Holders of the Registered Notes may experience difficulty in reselling the Registered Notes or may be unable to sell them at all. If a market for the Registered Notes develops, any such market may cease to continue at any time. If a public trading market develops for the Registered Notes, future trading prices of the Registered Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

                       INFORMATION REGARDING THE COMPANY

     Additional information regarding the Company is contained in its filings with the Commission pursuant to the Exchange Act. See "Available Information" and "Certain Documents Attached as Exhibits."

                   ACCOUNTING TREATMENT OF THE EXCHANGE OFFER

     The Exchange will be accounted for by the Company as a modification of debt with the associated issuance costs being expensed as incurred.

                                  LEGAL MATTERS


     The validity of the Registered Notes and certain other legal matters will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson, Washington, D.C.
                                     EXPERTS

     The consolidated financial statements and schedule of the Company for the six month period ending December 31, 1993 and for the fiscal years as of December 31, 1994, 1995 and 1996 incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     TABLE OF CONTENTS              A manually signed copy of a facsimile of the
                                    Letter of Transmittal will be accepted.  The
 AVAILABLE INFORMATION........4     Letter  of  Transmittal,  certificates
                                    representing  the  Old  Notes  and any other
 PROSPECTUS SUMMARY...........6     required  documents should  be  sent by each
                                    Holder or his or her broker, dealer,
                                    commercial  bank,  trust  company  or  other
   THE COMPANY                      nominee to  the  Depository  at  one of  the
                                    addresses as set forth below.
   RECENT DEVELOPMENTS.........

   THE EXCHANGE OFFER.........7                      The Depository:
                                              The Depository Trust Company
   SUMMARY TERMS OF THE
     REGISTERED NOTES........10              By Mail, Hand or Overnight Courier:
                                                     55 Water Street
   SUMMARY COMBINED FINANCIAL                       New York, NY 10004
     AND OPERATING DATA......11                 Telephone: (212) 898-1200
                                              By Facsimile: (212) 709-1525
   CAUTIONARY STATEMENT
     REGARDING FORWARD-             Any questions or requests for assistance or
     LOOKING STATEMENTS......13     additional copies of this Prospectus, Letter
                                    of  Transmittal,  and  Notice  of Guaranteed
   RISK FACTORS..............13     Delivery may be directed  to  the  Exchange
                                    Agent at  its  telephone  number  or address
   THE EXCHANGE OFFER........18     set forth below.  You may also contact  your
                                    broker,  dealer,  commercial  bank  or trust
   USE OF PROCEEDS...........26     company  or  other  nominee  for  assistance
                                    concerning the Exchange Offer.
   CAPITALIZATION............26

   SELECTED CONSOLIDATED
     FINANCIAL DATA..........27                 The Exchange Agent:

   DESCRIPTION OF THE                   State Street Bank and Trust Company
     REGISTERED NOTES........28
                                          Two International Place, 4th Floor
                                                  Boston, MA 02110
                                             Telephone: (617) 664-5419
                                            By Facsimile: (617) 664-5371
   CERTAIN FEDERAL INCOME
     TAX CONSEQUENCES........46


   PLAN OF DISTRIBUTION......48

   INFORMATION REGARDING
     THE COMPANY.............49

   ACCOUNTING TREATMENT OF
     THE EXCHANGE OFFER......49


   LEGAL MATTERS.............50

   EXPERTS...................50

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

     The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21(A).  EXHIBITS

     3.1 Articles of Incorporation (filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
     3.2 Bylaws (filed as Exhibit 3.2 to Registrant's Registration on Form S-4 No. 33-69286 filed by the Company on November 10, 1993 and incorporated herein by reference).
     4.1 Indenture dated as of August 7, 1997 between the Registrant and State Street Bank and Trust Company, as Trustee.
     4.2 Form of Note for the Registrant's Series D 11 3/4 % Senior Secured Step-up Note.
     4.3 Registration Rights Agreement dated as of August 7, 1997 between the Registrant and Holders of the Registrant's Series C 11 3/4 % Senior Secured Step-up Notes.

     5 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the Registered Notes being registered.
     8 Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to certain federal income tax consequences. See pages 46-8 of the Registration Statement.
     11 Statement regarding computation of Registrant's Earnings per share (filed as Exhibit 11.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).
     12.1 Statement regarding computation of the Registrant's supplemental ratios of earnings to fixed charges (filed as Exhibit 11.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).
     13.1 Annual Report to security holders filed on Form 10-K for the fiscal year ended December 31, 1996.
     13.2 Quarterly Report to security holders filed on Form 10-Q for the quarter ended March 31, 1997.
     13.3 Quarterly Report to security holders filed on Form 10-Q for the quarter ended June 30, 1997.
     21 List of Subsidiaries of the Registrant (filed as Exhibit 21.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference).
     23.1 Consent of Arthur Andersen, LLP, with respect to the Registrant.
     23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in the opinion filed as Exhibit 5).
     24 Power of Attorney (included in the Registration Statement at p. II-3). 25 State Street Bank and Trust Company Statement of Eligibility and
          Qualification under the Trust Indenture Act of 1939 on Form T-1.
     99.1 Letter of Transmittal for Exchange Offer.

ITEM 21(B).  FINANCIAL STATEMENT SCHEDULES

     All financial statement schedules of the Company which are required to be included herein are included in the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, all three of which are attached hereto as Exhibits and incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ARLINGTON, STATE OF TENNESSEE, ON SEPTEMBER 3, 1997.

         WRIGHT MEDICAL TECHNOLOGY, INC.



                                  By:/s/Richard D. Nikolaev
                                     Richard D. Nikolaev
                                     President and Chief Executive Officer



                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas
M. Patton (with full power to him to act along), his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


    NAME                           TITLE                            DATE
/s/Richard D. Nikolaev      Director, President and         September 3, 1997
Richard D. Nikolaev         Chief Executive Officer
                             (Principal Executive
                                  Officer)

/s/Lewis H. Ferguson, III         Director                  September 3, 1997
Lewis H. Ferguson, III

/s/William J. Kidd                Director                  September 3, 1997
William J. Kidd

/s/Kurt L. Kamm                   Director                  September 3, 1997
Kurt L. Kamm

/s/Walter S. Hennig               Director                  September 3, 1997
Walter S. Hennig

/s/Gregory K. Butler      Vice President and Chief          September 3, 1997
Gregory K. Butler             Financial Officer
                            (Principal Financial
                                  Officer)

/s/Joyce B. Jones                Controller                 September 3, 1997
Joyce B. Jones              (Principal Accounting
                                   Officer)

                                  EXHIBIT INDEX

Exhibit
No.                           Description

     3.1 Articles of Incorporation (filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
     3.2 Bylaws (filed as Exhibit 3.2 to Registrant's Registration on Form S-4 No. 33-69286 filed by the Company on November 10, 1993 and incorporated herein by reference).
     4.1 Indenture dated as of August 7, 1997 between the Registrant and State Street Bank and Trust Company, as Trustee.
     4.2 Form of Note for the Registrant's Series D 11 3/4 % Senior Secured Step-up Note.
     4.3 Registration Rights Agreement dated as of August 7, 1997 between the Registrant and Holders of the Registrant's Series C 11 3/4 % Senior Secured Step-up Notes.
     5 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the Registered Notes being registered.
     8 Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to certain federal income tax consequences. See pages 46-8 of the Registration Statement.
     11 Statement regarding computation of Registrant's Earnings per share (filed as Exhibit 11.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).
     12.1 Statement regarding computation of the Registrant's supplemental ratios of earnings to fixed charges (filed as Exhibit 11.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).
     13.1 Annual Report to security holders filed on Form 10-K for the fiscal year ended December 31, 1996.
     13.2 Quarterly Report to security holders filed on Form 10-Q for the quarter ended March 31, 1997.
     13.3 Quarterly Report to security holders filed on Form 10-Q for the quarter ended June 30, 1997.
     21 List of Subsidiaries of the Registrant (filed as Exhibit 21.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference).
     23.1 Consent of Arthur Andersen, LLP, with respect to the Registrant.
     23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in the opinion filed as Exhibit 5).
     24 Power of Attorney (included in the Registration Statement at p. II-3). 25 State Street Bank and Trust Company Statement of Eligibility and
          Qualification  under the Trust Indenture Act of 1939 on Form T-1.
     99.1 Letter of Transmittal for Exchange Offer.